                                 TRUST AGREEMENT

                                     between

                            STRUCTURED PRODUCTS CORP.

                                    Depositor

                                       and

                              BANKERS TRUST COMPANY

                                     Trustee

                           Dated as of March 29, 1995

                                TABLE OF CONTENTS

                                                                                                      Page
                                    ARTICLE I

                           Definitions and Assumptions

SECTION 1.01.                  Definitions............................................................   1
SECTION 1.02.                  Rules of Construction..................................................  21


                                   ARTICLE II

                 Declaration of Trusts; Issuance of Certificates

SECTION 2.01.                  Creation and Declaration of Trusts;
                                    Assignment of Deposited Assets....................................  22
SECTION 2.02.                  Acceptance by Trustee..................................................  23
SECTION 2.03.                  Repurchase or Substitution of
                                   Certain Deposited Assets by the
                                   Deposited Asset Provider...........................................  24
SECTION 2.04.                  Representations and Warranties of
                                   the Depositor and Representations,
                                   Warranties and Covenants of the
                                   Administrative Agent...............................................  26
SECTION 2.05.                  Breach of Representation, Warranty
                                   or Covenant........................................................  28
SECTION 2.06.                  Agreement to Authenticate and
                                   Deliver Certificates...............................................  28

                                   ARTICLE III

                          Administration of each Trust

SECTION 3.01                   Administration of each Trust...........................................  29
SECTION 3.02.                  Sub-Administration Agreements Between
                                   Administrative Agent or Trustee
                                   and Sub-Administrative Agents......................................  30
SECTION 3.03.                  Successor Sub-Administrative Agents....................................  31
SECTION 3.04.                  Liability of the Administrative
                                   Agent..............................................................  31
SECTION 3.05.                  No Contractual Relationship Between
                                   Certain Sub-Administrative Agents
                                   and Trustee or Certificateholders..................................  32


                                                                                                      Page

SECTION 3.06.                  Assumption or Termination of Sub-
                                   Administration Agreements by
                                   Trustee............................................................  33
SECTION 3.07.                  Collection of Certain Deposited
                                   Asset Payments.....................................................  33
SECTION 3.08.                  Collections by Sub-Administrative
                                   Agent..............................................................  34
SECTION 3.09.                  Certificate Account....................................................  34
SECTION 3.10.                  Investment of Funds in the Accounts....................................  35
SECTION 3.11.                  Maintenance of Credit Support..........................................  36
SECTION 3.12.                  Realization Upon Defaulted Deposited
                                   Assets.............................................................  37
SECTION 3.13.                  Retained Interest......................................................  38
SECTION 3.14.                  Administrative Agent's Compensation
                                   and Reimbursement..................................................  38
SECTION 3.15.                  Statement as to Compliance.............................................  39
SECTION 3.16.                  Independent Public Accountants'
                                   Administration Report..............................................  39
SECTION 3.17.                  Access to Certain Documentation........................................  40
SECTION 3.18.                  Duties of the Administrative Agent.....................................  40


                                   ARTICLE IV

                 Distributions and Reports to Certificateholders

SECTION 4.01.                  Distributions..........................................................  41
SECTION 4.02.                  Reports to Certificateholders..........................................  41
SECTION 4.03.                  Advances...............................................................  42
SECTION 4.04.                  Compliance with Withholding
                                   Requirements.......................................................  44
SECTION 4.05.                  Optional Exchange......................................................  44


                                    ARTICLE V

                                The Certificates

SECTION 5.01.                  The Certificates.......................................................  46
SECTION 5.02.                  Execution, Authentication and
                                   Delivery...........................................................  52
SECTION 5.03.                  Temporary Certificates.................................................  53
SECTION 5.04.                  Registration; Registration of
                                   Transfer and Exchange..............................................  55



                                                                                                      Page

SECTION 5.05.                  Mutilated, Destroyed, Lost and
                                   Stolen Certificates................................................  60
SECTION 5.06.                  Distribution of Interest; Interest
                                   Rights Preserved...................................................  61
SECTION 5.07.                  Persons Deemed Owners..................................................  64
SECTION 5.08.                  Cancellation...........................................................  64
SECTION 5.09.                  Global Securities......................................................  65
SECTION 5.10.                  Notices to Depositary..................................................  66
SECTION 5.11.                  Definitive Certificates................................................  67
SECTION 5.12.                  Currency of Distributions in
                                   Respect of Certificates............................................  67
SECTION 5.13.                  Conditions of Authentication and
                                   Delivery of New Series.............................................  69
SECTION 5.14.                  Appointment of Paying Agent............................................  71
SECTION 5.15.                  Authenticating Agent...................................................  72
SECTION 5.16.                  Events of Default......................................................  74


                                   ARTICLE VI

                   The Depositor and the Administrative Agent

SECTION 6.01.                  Liability of the Depositor and the
                                   Administrative Agent...............................................  74
SECTION 6.02.                  Merger or Consolidation of the
                                   Depositor or the Administrative
                                   Agent..............................................................  74
SECTION 6.03.                  Limitation on Liability of the
                                   Depositor and the Administrative
                                   Agent..............................................................  75
SECTION 6.04.                  Limitation on Resignation of the
                                   Administrative Agent...............................................  76
SECTION 6.05.                  Rights of the Depositor in Respect
                                   of the Administrative Agent........................................  77
SECTION 6.06.                  Depositor May Purchase Certificates....................................  78
SECTION 6.07.                  The Administrative Agent and Other
                                   Parties............................................................  78


                                                                                                      Page

                                   ARTICLE VII

                     Administrative Agent Termination Events

SECTION 7.01.                  Administrative Agent Termination
                                   Events.............................................................  78
SECTION 7.02.                  Trustee to Act; Appointment of
                                   Successor..........................................................  81
SECTION 7.03.                  Notification to Certificateholders.....................................  82
SECTION 7.04.                  Waiver of Administrative Agent
                                   Termination Events.................................................  83

                                  ARTICLE VIII

                             Concerning the Trustee

SECTION 8.01.                  Duties of Trustee; Notice of
                                   Defaults...........................................................  84
SECTION 8.02.                  Certain Matters Affecting the
                                   Trustee............................................................  86
SECTION 8.03.                  Trustee Not Liable for Recitals
                                   in Certificates or Deposited
                                   Assets.............................................................  88
SECTION 8.04.                  Trustee May Own Certificates...........................................  89
SECTION 8.05.                  Trustee's Fees and Expenses;
                                   Indemnification....................................................  89
SECTION 8.06.                  Eligibility Requirements for
                                   Trustee............................................................  90
SECTION 8.07.                  Resignation or Removal of the
                                   Trustee............................................................  90
SECTION 8.08.                  Successor Trustee......................................................  91
SECTION 8.09.                  Merger or Consolidation of Trustee.....................................  92
SECTION 8.10.                  Appointment of Co-Trustee or
                                   Separate Trustee...................................................  92
SECTION 8.11.                  Appointment of Office or Agency........................................  94
SECTION 8.12.                  Representations and Warranties of
                                   Trustee............................................................  94


                                                                                                      Page

                                   ARTICLE IX

                                   Termination

SECTION 9.01.                  Termination upon Purchase or
                                   Liquidation of All Deposited
                                   Assets.............................................................  95

                                    ARTICLE X

                            Miscellaneous Provisions

SECTION 10.01.                 Amendment..............................................................  96
SECTION 10.02.                 Counterparts...........................................................  99
SECTION 10.03.                 Limitation on Rights of
                                   Certificateholders.................................................  99
SECTION 10.04.                 Governing Law.......................................................... 100
SECTION 10.05.                 Notices................................................................ 100
SECTION 10.06.                 Severability of Provisions............................................. 101
SECTION 10.07.                 Notice to Rating Agency................................................ 101
SECTION 10.08.                 Grant of Security Interest............................................. 102
SECTION 10.09.                 Nonpetition Covenant................................................... 103
SECTION 10.10.                 No Recourse............................................................ 104
SECTION 10.11.                 Article and Section References......................................... 104

                                    TRUST AGREEMENT dated as of March 29, 1995,
                           among STRUCTURED PRODUCTS CORP., a Delaware corporation, as Depositor, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

                              PRELIMINARY STATEMENT

                  The Depositor and the Trustee have duly authorized the execution and delivery of this Trust Agreement to provide for one or more Series (and one or more Classes within each such Series) of Trust Certificates, issuable from time to time as provided in this Agreement. Each such Series (or each Class within such Series) of Certificates will be issued only under a separate Series Supplement to this Agreement duly executed and delivered by the Depositor, the Administrative Agent, if any, specified in the applicable Series Supplement, and the Trustee. All representations, covenants and agreements made herein by each of the Depositor, the Administrative Agent, if any, and the Trustee are for the benefit and security of the Certificateholders and, to the extent provided in the applicable Series Supplement, for the benefit and security of any Credit Support Provider. The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                    ARTICLE I

                           Definitions and Assumptions

                  SECTION 1.01. Definitions. Except as otherwise specified herein or in the applicable Series Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

                  "Account":  As defined in Section 3.10.

                  "Accounting Date": With respect to any Series, if applicable, as defined in the related Series Supplement.

                  "Administrative Agent": With respect to any Series of Certificates, the Person, if any, specified in the applicable Series Supplement for such Series (which Person shall have agreed pursuant to such Series Supplement to assume all the duties, obligations, responsibilities and liabilities of the Administrative Agent as set forth in this Agreement and such Series Supplement with respect to such Series), until a successor Person shall have become the Administrative Agent pursuant to the applicable provisions of this Agreement and such Series Supplement, and thereafter "Administrative Agent" shall mean such successor Person.

                  "Administrative Agent Termination Event":  As defined in
Section 7.01.

                  "Administrative Fee": With respect to any Series, if applicable, as defined in the related Series Supplement.

                  "Advance":  As defined in Section 4.03.

                  "Affiliate": With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": With respect to any Series of Certificates, this Trust Agreement and all amendments hereof and, unless the context otherwise requires, the related Series Supplement.

                  "Allowable Expense Amount": With respect to any Series, as specified in the related Series Supplement.

                  "Authenticating Agent":  As defined in Section 5.15.

                  "Authorized Newspaper": A newspaper in an official language of the country of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities specified pursuant to

Section 5.01 with respect to the Certificates of any Series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

                  "Available Funds": Unless otherwise specified in the applicable Series Supplement, for any Distribution Date in respect of a given Series or Class, the sum of (i) all amounts actually received on or with respect to the Deposited Assets (including Liquidation Proceeds and investment income on amounts in the Accounts) with respect to such Series during the related Collection Period, (ii) all amounts received pursuant to any Credit Support Instruments with respect to such Series for such Distribution Date and (iii) all other amounts, if any, specified by the applicable Series Supplement.


                  "Basic Documents": With respect to any Series, if applicable, as defined in the related Series Supplement.

                  "Bearer Certificate": Any Certificate (with or without Coupons), title to which passes by delivery only, but exclusive of any Coupons.

                  "Board of Directors": Either the Board of Directors of the Depositor or any executive or committee of such Board duly authorized under applicable law to act on behalf of such Board.

                  "Board Resolution": A copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivery to the Trustee.

                  "Business Day": With respect to any Place of Distribution specified pursuant to Section 5.01, any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in such Place of Distribution are authorized or obligated by law, regulation or executive order to close or any day which is not a business day with respect to the Deposited Assets, except as otherwise specified pursuant to Section 5.01.

                  "Call Premium Percentage": With respect to any Series (or Class within such Series), if applicable, as defined in the related Series Supplement.

                  "Certificate Account":  As defined in Section 3.09.

                  "Certificate Owners":  As defined in Section 5.09.

                  "Certificate Principal Balance": With respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Deposited Assets. The Certificate Principal Balance, if any, of any Class within a given Series (other than those Classes, if any, specified in the related Series Supplement), as of any date of determination, shall be equal to the aggregate initial Certificate Principal Balance thereof less the sum of
(i) all amounts allocable to prior distributions made to such Class in respect of principal of the Deposited Assets and (ii) any reductions attributable to Certificates surrendered in exchange for Deposited Assets, as and to the extent provided in the applicable Series Supplement.

                  "Certificateholder":  Any Holder of a Certificate.

                  "Certificate Register" and "Certificate Registrar": As respectively defined in Section 5.04.

                  "Certificates": Any Trust Certificates authorized by, and authenticated and delivered under, this Agreement.


                  "Class": With respect to any Series, any one of the classes of Certificates of such Series, each consisting of Certificates having identical terms.

                  "Closing Date": With respect to any Series, the day on which Certificates of such Series are first executed, authenticated and delivered.

                  "Code": The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

                  "Collection Period": With respect to any Distribution Date for a Series (or Class within such

Series), the period specified in the related Series Supplement.

                  "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee located at the address set forth in the related Series Supplement or such other addresses as the Trustee may designate from time to time by notice to the Holders, the Administrative Agent, if any, and the Depositor, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders, the Administrative Agent, if any, and the Depositor).

                  "Coupon": Any interest coupon appertaining to a Bearer Certificate.

                  "Coupon Certificate": Any Bearer Certificate authenticated and delivered with one or more Coupons appertaining thereto.

                  "Credit Support": With respect to any Series (or any Class within such Series), a letter of credit, surety bond, swap agreement, put or call option or other asset intended to support or ensure the timely or ultimate distributions of amounts due in respect of all or certain of the Deposited Assets for such Series or Class, which in each case is specified as such in the related Series Supplement.

                  "Credit Support Instrument": The instrument or document pursuant to which the Credit Support for a given Series (or any Class within such Series) is provided, as specified in the applicable Series Supplement.

                  "Credit Support Provider": With respect to any Series (or any Class within such Series), the Person, if any, that will provide any Credit

Support with respect to all or a portion of the Deposited Assets for such Series or Class as specified in the applicable Series Supplement.

                  "Currency":  Dollars or Foreign Currency.

                  "Cut-off Date": With respect to any Series, the date specified as such in the related Series Supplement. For purposes of this Agreement, any Deposited Asset acquired by the Depositor after the applicable Cut-off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-off Date and references to the principal balance of such Deposited Asset as of such Cut-off Date shall be deemed to be to the principal balance of such Deposited Asset as of the date on which it was acquired by the Depositor.

                  "Definitive Certificates":  As defined in Section 5.09.

                  "Deleted Deposited Asset": A Deposited Asset replaced or to be replaced by a Qualified Substitute Deposited Asset.

                  "Depositary": With respect to the Certificates of any Series (or Class within such Series) issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Depositor pursuant to Section 5.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Certificates of any such Series or Class shall mean the Depositary with respect to the Certificates of that Series or Class.

                  "Deposited Asset Provider": With respect to any Deposited Asset purchased pursuant to a Deposited Asset Purchase Agreement, each entity specified as such in the applicable Series Supplement or its successor in interest.

                  "Deposited Asset Purchase Agreement": With respect to certain Series of Certificates, as designated in the applicable Series Supplement, the purchase agreement providing for the purchase by the Depositor of one or more Deposited Assets for such Series, substantially in the form acceptable to the Depositor, provided, that if required by the applicable Series Supplement, such agreement shall provide for the repurchase of such Deposited Assets on the terms set forth in
Section 2.03.


                  "Deposited Assets": With respect to any Series, the asset or assets Granted as part of the Trust for such Series or acquired (or, in the case of an agreement, entered into) by the Trustee for the benefit of the Holders of such Series and, if and to the extent provided in the applicable Series Supplement, for the benefit of any Credit Support Provider, all as identified in the Deposited Assets Schedule to the related Series Supplement. The Deposited Assets for any such Series or the related Trust shall not constitute Deposited Assets for any other Series or any other Trust.

                  "Deposited Assets Schedule": With respect to any Series, a listing of the Deposited Assets for such Series as of the Closing Date, including, with respect to each Deposited Asset, the obligor and the principal balance thereof, which shall be attached to such Series Supplement as Schedule A.

                  "Depositor": Structured Products Corp., a Delaware corporation, and, if a successor Person shall have become the Depositor pursuant to any applicable provisions of this Agreement, "Depositor" shall mean such successor Person.

                  "Depositor Order" or "Depositor Request": A written order or request, respectively, signed in the name of the Depositor by any two of its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided that
(i) any such order or request shall be signed by either the President or a Vice President and (ii) no person may sign in a dual capacity.

                  "Depository Agreement": If applicable, the agreement pursuant to which the Depositary will agree to act as Depositary with respect to any Series (or Class within such Series) of Certificates in accordance with Section 5.09.

                  "Discount Certificate": Any Certificate that is issued with "original issue discount" within the meaning of Section 1273(a) of the Code and any other Certificate designated by the Depositor as issued with original issue discount for United States Federal income tax purposes.

                  "Distribution Date": With respect to any Series (or Class within such Series) of Certificates, each date specified as a "Distribution Date" for such Series (or Class) in the related Series Supplement.

                  "Dollar" or "$" or "USD": Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

                  "Eligible Account": Either (i) an account or accounts

maintained with a Federal or State chartered depository institution or trust company the long term unsecured debt obligations of which are rated by the Rating Agency the higher of (x) at least the then current long-term rating of the Deposited Assets or (y) in one of its two highest long-term rating categories (unless otherwise specified in the Series Supplement) at the time any amounts are held in deposit therein or (ii) a trust account or accounts maintained as a segregated account or as segregated accounts and held by a Federal or State chartered depository institution or trust company in trust for the benefit of the Certificateholders provided, however, that such depositary institution or trust company has a long-term rating in one of the four highest categories by the Rating Agency.

                  "Eligible Expense": With respect to any Series, as specified in the related Series Supplement.

                  "Event of Default": With respect to any Series (or Class within such Series) of Certificates, as specified in the related Series Supplement.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "Exchange Rate Agent": With respect to any Series (or Class within such Series) of Certificates, if applicable, the Depositor or its agent so specified in the related Series Supplement.

                  "Executive Officer": With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any partnership, any general partner thereof.

                  "Extraordinary Trust Expense": With respect to any Series, as specified in the related Series Supplement.

                  "Fixed Pass Through Rate": With respect to any Fixed Rate Certificate, as defined in the related Series Supplement.

                  "Fixed Rate Certificate": A Certificate that provides for a payment of interest at a Fixed Pass Through Rate.

                  "Floating Pass Through Rate": With respect to any Floating Rate Certificate, as defined in the related Series Supplement.

                  "Floating Rate Certificate": A Certificate that provides for the payment of interest at a Floating Pass Through Rate determined periodically by reference to a formula specified pursuant to Section 5.01 and the related Series Supplement.


                  "Foreign Currency": A currency issued by the government of any country other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

                  "Global Security": A Registered Certificate or Bearer Certificate evidencing all or part of a Series (or Class within such Series) of Certificates, issued to the Depositary for such Series or Class in accordance with Section 5.09 and bearing the legend prescribed therein.

                  "Grant": To sell, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm to the Trustee pursuant to this Agreement and a related Series Supplement; and the terms "Granted" and "Granting" have the meanings correlative to the foregoing. A Grant of any Deposited Assets or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Deposited Assets and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Guaranteed Investment Contract": With respect to any Series (or Class within such Series), a guaranteed investment contract or surety bond provided for in the related Series Supplement, Granted as part of the Trust or to the Trustee for the benefit of the Certificateholders for such Series, providing for the investment of funds in a related Account or related Accounts and insuring a minimum or a fixed rate of return on the investment of such funds, which contract or surety bond shall be an obligation of an insurance company or other entity whose rating at the time of purchase of such guaranteed investment contract or surety bond is no lower than the rating on the Deposited Assets and shall satisfy any other requirements specified in such Series Supplement.

                  "Holder": With respect to a Registered Certificate, the Registered Holder thereof and, with respect to a Bearer Certificate or a Coupon, the bearer thereof.

                  "Independent": When used with respect to any specified Person means that the Person (1) is in fact independent of the Depositor and the Administrative Agent, if any, and of any Affiliate of any of the foregoing Persons, (2) does not have any direct or indirect financial interest in the Depositor or the Administrative Agent, if any, or in any Affiliate of either of the foregoing Persons which is material with respect to such Person and (3) is not connected with the Depositor or the Administrative Agent, if any, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Letter of Credit": With respect to any Series or Class within such Series, the letter of credit, if any, providing for the payment of all or a portion of amounts due in respect of such Series or Class, issued to the Trustee for the benefit of the Holders of such Series or Class, issued by the related Credit Support Provider, all as specified in the related Series Supplement.

                  "Limited Guarantor": With respect to the Deposited Assets relating to any Series (or Class within such Series), a Person specified in the related Series Supplement as providing a guarantee or insurance policy or other credit enhancement supporting the distributions in respect of such Series (or Class) as and to the extent specified in such Series Supplement.

                  "Limited Guaranty": With respect to any Series or Class within such Series, any guarantee of or insurance policy or other comparable form of credit enhancement with respect to amounts required to be distributed in respect of such Series or Class or payments under all or certain of the Deposited Assets relating to such Series or Class, executed and delivered by a Limited Guarantor in favor of the Trustee, for the benefit of the Certificateholders, as specified in the related Series Supplement.

                  "Liquidation Proceeds": The amounts received by the Administrative Agent, if any, or the Trustee in connection with (i) the liquidation of a defaulted Deposited Asset or collateral, if any, related thereto or (ii) the repurchase, substitution or sale of a Deposited Asset.

                  "Notional Amount": With respect to any Class of Certificates, if applicable, the initial notional amount specified in the related Series Supplement on which distributions of interest may be determined at the applicable Pass Through Rate, as the same may be adjusted as specified in such Series Supplement.

                  "Officer's Certificate": A certificate signed by any one (or, if specified in this Agreement or any Series Supplement, more than one) Executive Officer of the Depositor or Administrative Agent, as applicable, or, in the case of the Trustee, a Responsible Officer.

                  "Opinion of Counsel": A written opinion of counsel, who may, except as otherwise expressly provided in this Agreement, be counsel for the Depositor or the Administrative Agent, if any, acceptable to the Trustee, except that any opinion of counsel relating to the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account must be an opinion of counsel who is in fact Independent of the Depositor and the Administrative Agent, if any.

                  "Optional Exchange Date": With respect to any Series (or Class with such Series), as defined, if applicable, in the related Series Supplement.

                  "Outstanding": With respect to Certificates of a specified Series (or Class within such Series), as of any date of determination, all such Certificates theretofore authenticated and delivered under this Agreement and the related Series Supplement except:

                  (i) Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation; and

                  (ii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid obligations of the Trust;

provided, however, that in determining whether the Holders of the required percentage of the aggregate Voting Rights of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates beneficially owned by the Depositor, or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, and the Voting Rights to which its Holder would otherwise be entitled shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any such consent or take any such action has been obtained except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Depositor has provided the Trustee an Officer's Certificate stating that such Certificates are so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not, to the knowledge of the Trustee, the Depositor, the Administrative

Agent, if any, or any Affiliate of any thereof so owned. The principal amount or notional amount, as applicable, of a Discount Certificate that shall be deemed to be Outstanding for the determination referred to in the foregoing proviso shall be the Certificate Principal Balance or Certificate Notional Amount, as

applicable, with respect thereto as of the date of such determination, and the principal amount or notional amount, as applicable, of a Certificate denominated in a Foreign Currency that shall be deemed to be Outstanding for purposes of the determination referred to in the foregoing provision shall be the amount calculated pursuant to Section 5.12(c).

                  "Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

                  "Pass Through Rate": With respect to any Series (or Class within such Series) of Certificates (except certain Discount Certificates and Certificates entitled to nominal or no interest distributions) the annual rate at which interest accrues on the Certificates of such Series (or Class), which may be a fixed rate or a floating rate of interest, determined upon the basis and in the manner specified in the related Series Supplement.

                  "Paying Agent":  As defined in Section 5.14.

                  "Percentage Interest": With respect to a Certificate of any Series or Class within a Series, the portion of such Series or Class evidenced by such Certificate, expressed as a percentage, equal to the product of (x) a fraction, the numerator of which is the initial Certificate Principal Balance or Notional Amount, as applicable, represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of all the Certificates of such Series or Class and (y) 100.

                  "Permitted Investments": With respect to any Series, unless otherwise specified in the related Series Supplement, any one or more of the following obligations or securities, provided that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Permitted Investments only if, at the time of investment, it has the rating specified in such Series Supplement for Permitted Investments;

                  (ii) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in such Series Supplement for Permitted Investments; provided, however, that such rating shall be no lower than the rating on the Deposited Assets at the time of purchase of the investments;

                  (iii) repurchase agreements with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States, with an entity having the credit rating specified in such Series Supplement for Permitted Investments;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have the rating specified in such Series Supplement for Permitted Investments at the time of such investment or contractual commitment providing for such investment; provided, however, that such rating shall be no lower than the rating on the Deposited Assets; provided, further, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust for such Series to exceed 10% of the aggregate outstanding principal balances and amounts of all the Deposited Assets and Permitted Investments held as part of the Trust for such Series;

                  (v) commercial paper having at the time of such investment the rating specified in the Series Supplement for Permitted Investments;

                  (vi) a Guaranteed Investment Contract if and only if specified in the related Series Supplement, provided that the Rating Agency Condition is met; and

                  (vii) investments in money market funds having a rating from the Rating Agency in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor) provided that the Rating Agency Condition is met.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Place of Distribution": With respect to any Series (or Class within such Series) of Certificates, the place or places where the principal of (and premium, if any) and interest on the Certificates of such Series (or Class) are distributable as specified pursuant to Section 5.01.

                  "Predecessor Certificate": With respect to any particular Certificate, every previous Certificate evidencing all or a portion of the same interest as that evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section
5.05 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same interest as the lost, destroyed or stolen Certificate.

                  "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Price": With respect to any Deposited Asset required to be repurchased by the Deposited Asset Provider pursuant to Section 2.03 and as confirmed by an Officer's Certificate from the Administrative Agent, if any, or the Depositor, as the case may be, to the Trustee, an amount equal to the sum of (i) the greater of (x) 100% of the principal balance thereof as of the date of such purchase or (y) if the Deposited Asset was purchased at a premium above face value the price paid therefor, (ii) accrued and unpaid interest thereon from the immediately preceding interest allocation date, or if no interest has been paid to the Trust with respect thereto, from the Cut-Off Date, in each case at a rate equal to the Fixed Pass Through Rate or the then applicable Floating Pass Through Rate, as the case may be, as specified in the applicable Series Supplement, on the principal balance of such Deposited Asset as of the close of business on the Business Day immediately preceding the date of purchase or such other day as may be specified in the applicable Series Supplement on which such purchase is to occur, (iii) any unreimbursed Advances and any unpaid Administrative Fees allocable to such Deposited Asset, (iv) expenses reasonably incurred or to be incurred by the Administrative Agent, if any, or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any expenses arising out of the enforcement of the purchase obligation and (v) any Realized Losses previously incurred with respect to such Deposited Asset and allocated to Certificateholders on or before the date of purchase.

                  "Qualified Substitute Deposited Asset": With respect to any Series, as defined, if applicable, in the related Series Supplement.

                  "Rating Agency": With respect to any Series (or Class within such Series), each nationally recognized rating organization specified in the related Series Supplement that initially rates the Certificates of such Series (or Class).


                  "Rating Agency Condition": With respect to any action or occurrence, unless otherwise specified in the applicable Series Supplement, that each Rating Agency shall have been given 10 days (or such shorter period acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor, the Trustee and the Administrative Agent, if any, in writing that such action or occurrence will not result in a reduction or withdrawal of the then current rating of any Certificate of the applicable Series.

                  "Record Date": With respect to any Distribution Date for any Series (or Class within such Series) of Registered Certificates, the date specified in the related Series Supplement.

                  "Registered Certificate": Any Certificate registered as to principal, premium, if any, and interest in the Certificate Register.

                  "Registered Holder": The Person in whose name a Registered Certificate is registered in the Certificate Register on the applicable Record Date.

                  "Required Interest": Unless otherwise specified in the related Series Supplement, with respect to the Outstanding Certificates of any Series or any Class thereof, the accrued and undistributed interest on the Certificate Principal Balance or Notional Amount of such Outstanding Certificates (or the amount due under any related Coupons), computed at the applicable Pass Through Rate.

                  "Required Percentage--Amendment": Unless otherwise specified in the related Series Supplement, 66-2/3% of the aggregate Voting Rights of Certificates of such Series (or of a designated Class or group of Classes within such Series) (either voting as separate Classes or as a single Class) applicable to such matter, all as specified in the applicable Series Supplement.

                  "Required Percentage--Definitive Certificates": Unless otherwise specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

                  "Required Percentage--Direction of Trustee": Unless otherwise specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

                  "Required Percentage--Remedies": Unless otherwise specified in the related Series Supplement, 66-2/3% of the aggregate Voting Rights of Certificates of such Series.

                  "Required Percentage--Removal of Trustee": Unless otherwise specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

                  "Required Percentage--Waiver": Unless otherwise specified in the related Series Supplement, 66-2/3% of the aggregate Voting Rights of Certificates of such Series.

                  "Required Premium": If applicable, unless otherwise specified in the related Series Supplement, with respect to the Certificates of any Series or any Class thereof, an amount equal to the product, as determined on any Distribution Date with respect to such Series or Class, of (i) the Required Principal for such Series or Class and (ii) the Call Premium Percentage for such Series or Class.

                  "Required Principal": As determined for any Distribution Date for a given Series (or Class within such Series), unless otherwise specified in the related Series Supplement, the amounts on deposit in the Certificate Account allocable to principal payments on the Deposited Assets (including from Credit Support, if any, and Advances, if any, but excluding amounts in respect of principal payments to the extent that Advances with respect thereto were distributed as Required Principal on a prior Distribution Date) and required to be distributed in respect of Certificates of such Series (or Class) in accordance with the terms of such Certificates and such related Series Supplement.

                  "Required Rating": With respect to any Series (or Class within such Series), the rating category (or categories) specified in the Series Supplement that, as a condition to the issuance of such Series or Class, is (or are) the lowest category (or categories) in which the Certificates of such Series or Class may be categorized by the Rating Agency.

                  "Requisite Reserve Amount": As of any date with respect to any Series (or Class within such Series) of Certificates, the amount, if any, required to be maintained in the Reserve Account, if any, for such Series or Class as specified in or determined pursuant to the related Series Supplement.

                  "Reserve Account": An Eligible Account, if any, created and maintained pursuant to Section 3.11.

                  "Responsible Officer": With respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or

any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Retained Interest": If applicable, with respect to any Deposited Asset, an ownership interest in and a right to a portion of the payments thereon by the obligor thereof, as specified in the Deposited Assets Schedule to the related Series Supplement, held by the Person so specified in such Deposited Assets Schedule.

                  "Scheduled Final Distribution Date": With respect to any Certificate, the date on which all the unpaid principal of (and premium, if any, on) such Certificate is scheduled, without giving effect to any prepayment, exchange or early termination, to become due and payable as provided therein and in the applicable Series Supplement.

                  "Series": A separate series of Certificates issued pursuant to this Agreement and a related Series Supplement, which series may be divided into two or more Classes, as provided in such Series Supplement.

                  "Series Supplement": An agreement supplemental to this Agreement that authorizes the issuance of a particular Series (and each Class within such Series) of Certificates.

                  "Specified Currency": As defined in the related Series Supplement.

                  "State": Any one of the 50 states of the United States or the District of Columbia.

                  "Sub-Administration Account":  As defined in Section 3.08.

                  "Sub-Administration Agreement": The written contract, if any, between the Administrative Agent, if any, specified in the applicable Series Supplement, or Trustee and a Sub-Administrative Agent and any successor Administrative Agent or Trustee or Sub-Administrative Agent relating to the administration of a Deposited Asset or certain Deposited Assets as provided in
Section 3.02.

                  "Sub-Administrative Agent": Any Person with which the Administrative Agent, if any, specified in the applicable Series Supplement, or the Trustee has entered into a Sub-Administration Agreement and which meets the qualifications of a Sub-Administrative Agent pursuant to Section 3.02.

                  "Surety Bond": If so specified in the Series Supplement, with respect to any Series (or Class within such Series) of Certificates, the surety bond providing for the distribution under certain circumstances specified in such Series Supplement of amounts to the Certificateholders of such Series (or Class), which surety bond will be issued to the Trustee for the benefit of such Certificateholders by the related Credit Support Provider, all as specified in such Series Supplement.

                  "Term Assets Issuer": As defined in the related Series Supplement.

                  "Trust": With respect to any Series, the segregated asset or pool of assets subject hereto, constituting the trust created hereby and by the related Series Supplement and to be administered hereunder and thereunder, consisting of those Deposited Assets and the Credit Support, if applicable, and all sums distributed in respect thereof that are specified as being part of the Trust for such Series in the related Series Supplement, all for the benefit of the Certificateholders of such Series as of any particular time.

                  "Trustee": With respect to any Series, the Person so specified in the applicable Series Supplement (which Person shall have agreed pursuant to such Series Supplement to assume all the duties, obligations, responsibilities and liabilities of the Trustee as set forth in this Agreement and such Series Supplement with respect to the related Series of Certificates) for such Series or any co-trustee appointed pursuant to Section 8.10, until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Agreement and the applicable Series Supplement, and thereafter "Trustee" shall mean such successor Person.

                  "Uniform Commercial Code": The Uniform Commercial Code as in effect in the relevant jurisdiction or, with respect to the State of Louisiana, the equivalent body of statutory and common law.

                  "United States": The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

                  "Voting Rights": With respect to any Series (or Class within such Series) of Certificates, the portion of the aggregate voting rights of the Certificates of such Series or Class which shall be allocated to any Certificate as specified in the applicable Series Supplement.

                  SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;


                  (iii) "or" is not exclusive;

                  (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (v) "including" means including without limitation; and

                  (vi) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                 Declaration of Trusts; Issuance of Certificates

                  SECTION 2.01. Creation and Declaration of Trusts; Assignment of Deposited Assets. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby agree to (i) Grant to the Trustee, on behalf and for the benefit of the Certificateholders of each given Series of Certificates and without recourse, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Deposited Assets attributable to each such Series (except for the Deposited Assets attributable to such Series which are not Granted by the Depositor, as specified in the Deposited Assets Schedule to the applicable Series Supplement), now existing or hereafter acquired, in each case as identified on the applicable Deposited Assets Schedule, and all other assets included or to be included in the respective Trust for the benefit of the Certificate-holders of each such Series or (ii) deliver to the Trustee for deposit in the Certificate Account an amount, in immediately available funds in a form acceptable to the Trustee, sufficient to acquire the Deposited Assets attributable to such Series, in each case as identified on the Deposited Asset Schedule to the applicable Series Supplement, and all other assets to be included in the respective trust for the benefit of the Certificateholders of each such Series. Each such Grant will include all interest, premium (if any) and principal received by or on behalf of the Depositor of, on or with respect to any such Deposited Assets due after the applicable Cut-off Date, and, unless otherwise specified in the Series Supplement, will exclude (i) all interest, premium (if any) and principal of, on or with respect to any such Deposited Assets due on or before the applicable Cut-off Date and (ii) any Retained Interest in any such Deposited Asset.

                  (b) In connection with each Grant referred to in the preceding paragraph, the Depositor shall, not later than the applicable Closing Date, (i) deposit the Deposited Assets for a given Series (except for the Deposited Assets attributable to such Series which are to be acquired from a Person other than the Depositor, as specified on the Deposited Assets Schedule to the applicable Series Supplement) with the Trustee by physical delivery of such

Deposited Assets, duly endorsed, to the Trustee or by causing such Deposited Assets to be registered by book entry in the name of the Trustee and (ii) with respect to each such Deposited Asset, deliver or cause to be delivered to the Trustee all documents necessary to transfer ownership of each such Deposited Asset to the Trustee.

                  (c) Unless otherwise specified in the applicable Series Supplement, the Grant of such Deposited Assets by the Depositor for a given Series accomplished hereby and by such Series Supplement is absolute and is intended by the parties hereto as a sale. The Depositor represents and covenants that the Deposited Assets as of the respective Closing Dates will be free and clear of any right, charge, security interest or lien or claim in favor of the Depositor and, with respect to any Grant of Deposited Assets, that the Depositor will as of such respective Closing Date have the right to Grant the applicable Deposited Assets to the Trustee.

                  SECTION 2.02.  Acceptance by Trustee.  (a)  With respect to
                                 ---------------------
each Series, the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Deposited Assets and the related documents referred to in Section 2.01, now existing or hereafter acquired, and declares that it will hold such Deposited Assets and documents and all other documents delivered to it pursuant to this Agreement, and that it will hold all such assets and such other assets (including Deposited Assets acquired from a Person other than the Depositor) comprising the Trust for a given Series of Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in this Agreement.

                  (b) The Trustee, or a custodian on its behalf, shall review all documents received by it pursuant to Section 2.01 within 45 days after receipt thereof. If in the process of reviewing such documents the Trustee or such custodian discovers any document or documents to be missing or defective, the Trustee shall promptly (but in any event within 10 Business Days) so notify the Depositor and the Administrative Agent, if any. In addition, upon the discovery by the Depositor, the Administrative Agent, if any, or the Trustee of a breach of any of the representations and warranties made by any Deposited Asset Provider in the related Deposited Asset Purchase Agreement, if any, in respect of any Deposited Asset that materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties hereto (but in any event within 10 Business Days).


                  SECTION 2.03. Repurchase or Substitution of Certain Deposited Assets by the Deposited Asset Provider. (a) If and to the extent provided for in a Series Supplement relating to a given Series of Certificates, upon discovery or receipt of notice pursuant to Section 2.02 that a document is missing or defective, the Trustee shall immediately notify the Depositor, the Administrative Agent, if any, and the Rating Agency that such document is defective or missing and, unless the Depositor provides to the Trustee an Officer's Certificate stating such missing or defective document will not have a materially adverse effect on the related Trust, the Administrative Agent, if any, or the Trustee shall immediately so notify the Deposited Asset Provider and require that the Deposited Asset Provider deliver such missing document or cure such defect within 60 days from the date on which such Deposited Asset Provider was first notified of such missing document or defect, and if such Deposited Asset Provider does not deliver such missing document or cure such defect in all material respects during such period, the Administrative Agent, if any, or the Trustee shall use its best efforts to enforce the Deposited Asset Provider's obligation, if any, under the related Deposited Asset Purchase Agreement to repurchase such Deposited Asset from the Trustee at the applicable Purchase Price within 90 days after the date on which the Deposited Asset Provider was first notified of such missing document or defect. The Purchase Price for the repurchased Deposited Asset shall be delivered to the Administrative Agent, if any, or to the Trustee directly for deposit in the Certificate Account and the Trustee, upon receipt either of certification by the Administrative Agent, if any, of such deposit or of such deposit directly, shall release to the Deposited Asset Provider the related documents in its possession and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Deposited Asset Provider any Deposited Asset released pursuant hereto, and the Trustee shall have no further obligations with regard to such documents. The foregoing notwithstanding, if and to the extent the Series Supplement provides, the Deposited Asset Provider may, as an alternative to repurchasing any such Deposited Asset as provided above, if and to the extent so provided in the Deposited Asset Purchase Agreement, cause such Deposited Asset to be removed from the Trust (in which case it shall become a Deleted Deposited Asset) by agreeing to substitute one or more Qualified Substitute Deposited Assets in the manner and subject to the limitations set forth in Section 2.03(b) and the related Series Supplement. It is understood and agreed that the obligation of the Deposited Asset Provider to repurchase or substitute for any Deposited Asset as to which a constituent document is missing or a defect in a constituent document exists shall, if such defect is not cured or such missing document is not provided, constitute (unless otherwise specified in the applicable Series Supplement) the sole remedy respecting such omission or defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. It is further understood and agreed that, unless otherwise provided in the related Series Supplement, in no event shall either the Depositor or the Administrative Agent, if any, be obligated to repurchase or substitute for such a Deposited Asset, regardless of whether the Deposited Asset Provider defaults on its obligation to repurchase or substitute for such a Deposited Asset.


                  (b) If and to the extent provided for in a Series Supplement relating to a given Series of Certificates, with respect to any Deleted Deposited Asset for which the Depositor or the Deposited Asset Provider substitutes a Qualified Substitute Deposited Asset or Assets, such substitution shall be effected by the Depositor or Deposited Asset Provider delivering to the Trustee or a custodian on its behalf such Qualified Substitute Deposited Asset or Assets and such documents and agreements, with all necessary endorsements thereon, as would be required under the terms of Section 2.01, together with an Officer's Certificate of the Depositor or relevant Deposited Asset Provider certifying that each such Qualified Substitute Deposited Asset satisfies the definition thereof and the requirements under this Section. The Trustee or such custodian shall acknowledge receipt of such Qualified Substitute Deposited Asset or Assets and, within five Business Days thereafter, review such documents in the manner specified in Section 2.02. The Depositor shall give or cause to be given written notice to the Certificateholders of such Series and the Rating Agency that such substitution has taken place and shall amend the Deposited Asset Schedule to reflect the removal of such Deleted Deposited Asset from the terms of this Agreement and the substitution of the Qualified Substitute Deposited Asset or Assets. Upon such substitution, such Qualified Substitute Deposited Asset or Assets shall be subject to the terms of this Agreement in all respects, including those related to the representations and warranties included in the Deposited Asset Purchase Agreement as of the date of substitution. The terms upon which such substitution may be effected shall be specified in the applicable Series Supplement.

                  SECTION 2.04. Representations and Warranties of the Depositor and Representations, Warranties and Covenants of the Administrative Agent. (a) The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Series Supplement:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) with respect to each Series Supplement, to the Depositor's knowledge, the information set forth in the Deposited Asset Schedule with respect to each Deposited Asset is true and correct in all material respects at the date or dates respecting which such information is furnished;

                  (iii) the execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

                  (iv) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law);

                  (v) the Depositor is not in violation, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation, of any order or decree of any court or any order or regulation of any Federal, State, municipal or governmental agency having jurisdiction over the Depositor or its properties, which violation would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise) or operations of the Depositor or its properties or on the performance of its duties hereunder; and

                  (vi) any additional representations and warranties, if any, that may be specified in the applicable Series Supplement.

                  It is understood and agreed that the representations and warranties of the Depositor set forth in this Section 2.04(a) shall survive delivery of the respective documents to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Administrative Agent, if any, or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other parties.

                  (b) The Administrative Agent, if any, shall make such representations, warranties, if any, and covenants that may be specified in the applicable Series Supplement.

                  Upon discovery by any of the Depositor, the Administrative Agent, if any, or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other parties.

                  SECTION 2.05. Breach of Representation, Warranty or Covenant.
(a) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.04(a) that materially and adversely affects the interests of the Certificate-holders of a given Series of Certificates, the Depositor shall cure such breach in all material respects.

                  (b) With respect to an Administrative Agent appointed pursuant to the applicable Series Supplement, within 90 days of the earlier of discovery by such Administrative Agent or receipt of notice by such Administrative Agent of a breach of any representation, warranty or covenant of such Administrative Agent set forth in the applicable Series Supplement that materially and adversely affects the interests of the Certificateholders, such Administrative Agent shall cure such breach in all material respects.

                  SECTION 2.06. Agreement to Authenticate and Deliver Certificates. With respect to each Series of Certificates and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the Grant to and receipt by it of the related Deposited Assets and delivery to it by the Depositor of executed Certificates and Coupons, if any, of such Series, cause to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Deposited Assets and such other assets constituting the Trust for a given Series, Certificates duly authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Sections 5.02 and 5.13.

                                   ARTICLE III

                          Administration of each Trust

                  SECTION 3.01. Administration of each Trust. (a) The Trustee (and, to the extent required in the applicable Series Supplement, any Administrative Agent) shall administer the Deposited Assets for each given Trust for the benefit of the Certificateholders of the related Series. In engaging in such activities, the Trustee (or the Administrative Agent, if applicable) shall, subject to the provisions of Article VI hereof, follow or cause to be followed collection procedures in accordance with the terms of this Agreement and the applicable Series Supplement, the respective Deposited Assets and any applicable Credit Support Instruments. With respect to each Trust, and subject only to the above-described standards and the terms of this Agreement, the related Series Supplement and the respective Deposited Assets and applicable Credit Support Instruments, if any, the Trustee (or the Administrative Agent, if applicable) shall have full power and authority, acting alone or through Sub-Administrative Agents as provided in Section 3.02, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of this Agreement and the applicable Series Supplement.

                  (b) Without limiting the generality of the terms of paragraph
(a) of this Section 3.01, with respect to any Series of Certificates, the Administrative Agent, if any, specified in the applicable Series Supplement shall be hereby authorized and empowered by the Depositor, when such Administrative Agent believes it appropriate in its reasonable judgment and when otherwise required by a Series Supplement, in its own name or in the name of a Sub-Administrative Agent, (i) to instruct the Trustee to make distributions or payments from the Certificate Account or any other Account for such Series, as set forth herein or in the related Series Supplement, and (ii) to the extent specified in the related Series Supplement, to execute and deliver, on behalf of the Certificateholders of such Series and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to any of the Deposited Assets relating to such Series.

                  (c) The duties of the Trustee and the Administrative Agent, if any, shall be performed in accordance with applicable local, State and Federal law, and the Trustee (or, if specified in the applicable Series Supplement, the Administrative Agent) shall make any and all filings, reports, notices or applications with, and seek any comments and authorizations from, the Commission and any State securities authority on behalf of the Trust for each Series. If the applicable Series Supplement appoints an Administrative Agent, the Trustee, in its capacity as Trustee, shall execute, at the direction of such Administrative Agent, any powers of attorney and other documents necessary or appropriate to enable the Administrative Agent to carry out any of its administrative duties hereunder; provided, however, that the Trustee, in its capacity as Trustee, shall not be accountable for the actions of the Administrative Agent or any Sub-Administrative Agents under such powers of attorney.

                  SECTION 3.02. Sub-Administration Agreements Between Administrative Agent or Trustee and Sub-Administrative Agents. (a) Unless otherwise provided in a Series Supplement, an Administrative Agent specified in the applicable Series Supplement and the Trustee may enter into Sub-Administration Agreements with one or more Sub-Administrative Agents in order to delegate their administrative obligations with respect to a related Series under this Agreement to such Sub-Administrative Agents; provided, however, that (i) such delegation shall not release either such Administrative Agent or the Trustee, as applicable, from the duties, obligations, responsibilities or liabilities arising under this Agreement; (ii) the Rating

Agency Condition shall have been satisfied with respect to the entering into of any such agreement and (iii) such agreements are consistent with the terms of this Agreement and, with respect to Certificates of any Series, the related Series Supplement. With respect to any Series (or Class within such Series) of Certificates, each Sub-Administration Agreement shall impose on the Sub-Administrative Agent requirements conforming to the provisions set forth in
Section 3.01 and provide for administration of the related Trust and all or certain specified Deposited Assets for such Series consistent with the terms of this Agreement. Additional requirements relating to the scope and contents of any Sub-Administration Agreement may be provided in the applicable Series Supplement. Such Administrative Agent shall deliver to the Trustee and the Depositor copies of all

Sub-Administration Agreements which it enters into, and any amendments or modifications thereof, promptly upon the Administrative Agent's execution and delivery of any such instruments.

                  (b) As part of its duties hereunder, an Administrative Agent specified in the applicable Series Supplement shall enforce the obligations of each Sub-Administrative Agent under any related Sub-Administration Agreement which it enters into and of the Deposited Asset Provider, if any, under any Deposited Asset Purchase Agreement, for the benefit of the Trustee and the Certificateholders of a given Series. Such enforcement, including the legal prosecution of claims, the termination of Sub-Administration Agreements or Deposited Asset Purchase Agreements, as appropriate, and the institution of Proceedings and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Administrative Agent, in its good faith business judgment, deems necessary or advisable, subject in all cases to the provisions of Article VI hereof.

                  SECTION 3.03. Successor Sub-Administrative Agents. An Administrative Agent specified in the applicable Series Supplement and the Trustee shall each be entitled to terminate any Sub-Administration Agreement which it enters into and the rights and obligations of any Sub-Administrative Agent under any Sub-Administration Agreement in accordance with the terms and conditions of any such Sub-Administration Agreement. In the event of a termination of any Sub-Administration Agreement, the Administrative Agent or the Trustee, as applicable, shall simultaneously reassume direct responsibility for all obligations delegated in such Sub-Administration Agreement without any act or deed on the part of the applicable Sub-Administrative Agent, the Trustee or the Administrative Agent, and the Administrative Agent or the Trustee, as applicable, either shall administer directly the related Deposited Assets or shall enter into a Sub-Administration Agreement with a successor Sub-Administrative Agent which so qualifies under Section 3.02.

                  SECTION 3.04. Liability of the Administrative Agent. Notwithstanding any Sub-Administration Agreement or any of the provisions of this Agreement relating to agreements or arrangements between an Administrative Agent, if any, or the Trustee and a Sub-Administrative Agent or references to actions taken through a Sub-Administrative

Agent or otherwise, the Administrative Agent, if any is specified in the applicable Series Supplement, or the Trustee, as applicable, shall remain obligated and primarily liable to the Trustee and the Certificateholders for the administering of the Trust and the Deposited Assets for each related Series of Certificates to the extent provided herein and in the related Series Supplement in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of any such Sub-Administration Agreements or arrangements or by virtue of indemnification from the Sub-Administrative Agent and to the same extent and under the same terms and conditions as if the Administrative Agent or the Trustee, as applicable, alone were administering the Deposited Assets, and the Administrative Agent or the Trustee, as applicable, shall not thereby be released from any duties or responsibilities set forth in this Agreement or the related Series Supplement. The Administrative Agent and the Trustee shall be entitled to enter into any agreement with a Sub-Administrative Agent for indemnification of the Administrative Agent or the Trustee by such Sub-Administrative Agent for any liability or obligation sustained by the Administrative Agent or the Trustee in connection with any act or failure to act by the Sub-Administrative Agent, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05. No Contractual Relationship Between Certain Sub-Administrative Agents and Trustee or Certificateholders. Any Sub-Administration Agreement between an Administrative Agent specified in the applicable Series Supplement and a Sub-Administrative Agent that may be entered into and any transactions or services relating to the Deposited Assets pursuant to such an agreement shall be deemed to be between the Sub-Administrative Agent and the Administrative Agent alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Administrative Agent except as set forth in Section 3.06. Except as set forth in Section 3.06, the Administrative Agent shall be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the Administrative Agent's compensation pursuant to this Agreement is sufficient to pay such fees; provided, however, that if so provided in the applicable Series Supplement, a Sub-Administrative Agent shall be entitled to a Retained Interest in certain Deposited Assets as and to the extent specified in the Deposited Assets Schedule to such Series Supplement. Each such Sub-Administrative Agent shall be reimbursed by the Administrative Agent for expenditures made by such Sub-Administrative Agent to the same extent the Administrative Agent would be reimbursed for such expenditures pursuant to the terms of this Agreement.


                  SECTION 3.06. Assumption or Termination of Sub-Administration Agreements by Trustee. Except as and to the extent otherwise provided in a Series Supplement, in the event an Administrative Agent specified in the applicable Series Supplement shall for any reason no longer be acting in such capacity with respect to any Series, the Trustee or its designee shall thereupon assume all the rights and obligations of the Administrative Agent under each Sub-Administration Agreement that the Administrative Agent may have entered into with respect to any Deposited Asset or Assets related to such Series, provided that the Trustee may elect to terminate any such Sub-Administration Agreement in accordance with its terms. Except as otherwise provided in such a Series Supplement, the Trustee, its designee or any successor Administrative Agent shall be deemed to have assumed all the Administrative Agent's interest therein and to have replaced the Administrative Agent as a party to each Sub-Administration Agreement to the same extent as if each Sub-Administration Agreement had been assigned to the assuming party; provided, however, that the Administrative Agent shall not thereby be relieved of any liability or obligations under any Sub-Administration Agreement and provided further, that the Trustee shall in no event be obligated to make any Advances if it is prohibited by law or regulation from doing so or from obligating itself to do so. The Administrative Agent at its expense shall, upon request of the Trustee, deliver to such assuming party all documents and records relating to each Sub-Administration Agreement and the Deposited Assets then being administered by it and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Administration Agreements to the assuming party.

                  SECTION 3.07. Collection of Certain Deposited Asset Payments. With respect to any Series or Class of Certificates, the Trustee (or the Administrative Agent if specified in the related Series Supplement) shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Deposited Assets or any related Credit Support Instruments in a manner consistent with the terms of this Agreement, such Deposited Assets and any related Credit Support Instruments.

                  SECTION 3.08. Collections by Sub-Administrative Agent. Unless otherwise provided in the applicable Series Supplement, in the event a Sub-Administrative Agent is administering one or more Deposited Assets pursuant to a Sub-Administration Agreement, the Sub-Administrative Agent shall be required to immediately direct the Trustee to deposit into an Eligible Account established by such Sub-Administrative Agent (a "Sub-Administration Account") any amounts collected with respect thereto, and not later than the Business Day after receipt thereof, all such amounts shall be deposited into the related Certificate Account.

                  SECTION 3.09. Certificate Account. (a) For each Series of Certificates, the Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Certificate Account"), held in trust for the benefit of the Certificateholders of such Series. The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof. With respect to each Series of Certificates, the Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the related Certificateholders. With respect to each Series of Certificates, the Trustee shall deposit or the Administrative Agent, if any, specified in the applicable Series Supplement shall direct the Trustee to deposit or cause to be deposited in the Certificate Account no later than the Business Day after receipt thereof all amounts collected with respect to the Deposited Assets, any Credit Support and all Liquidation Proceeds related to such Series including:

                  (i) all payments on account of principal of such Deposited Assets;

                  (ii) all payments on account of interest on such Deposited Assets;

                  (iii) all payments on account of premium (if any) on such Deposited Assets;

                  (iv) any payments in respect of any such Credit Support;

                  (v) any Advances made as required pursuant to Section 4.03;
         and

                  (vi) any interest or investment income earned on funds deposited in the related Accounts.

                  Unless otherwise specified in the applicable Series Supplement, it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges or assumption fees which may be received by the Trustee or any Administrative Agent shall be deposited by the Trustee or the Administrative Agent, as applicable, in the Certificate Account and shall not be retained by the Trustee or the Administrative Agent for its own account.

                  If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions specified above and transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account for such Series.

                  (b) The Trustee shall give notice to the Administrative Agent, if any, the Depositor and the Rating Agency of the location of each Eligible Account constituting the Certificate Account and prior to any change thereof.


                  (c) The Administrative Agent, if any, shall instruct the Trustee as to, or otherwise the Trustee shall determine, the appropriate application of Available Funds with respect to any Distribution Date for which application is to be made on any such Distribution Date in accordance with the terms of Section 4.01 and the related Series Supplement.

                  SECTION 3.10. Investment of Funds in the Accounts. The Depositor (or, if so specified in the applicable Series Supplement, the Administrative Agent), on behalf of the Trust, may direct the Trustee to direct any depository institution maintaining the Certificate Account or the Reserve Account, if any, for the applicable Series and any other segregated Eligible Account the contents of which are held for the benefit of Certificateholders of such Series (each, an "Account") to invest the funds therein in one or more Permitted Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand and which funds shall not be reinvested upon the maturity or demand for payment of such Permitted Investment. If the Depositor (or the Administrative Agent, if applicable) does not provide any investment directions to the Trustee, funds held in any Account will be invested in the Permitted Investments specified in clause (ii) of the definition thereof. Investments of such funds shall be invested in Permitted Investments that will mature so that such funds will be available for distribution on the Distribution Date on which such amounts are to be applied as distributions to Certificateholders. In the event amounts on deposit in an Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand same day payment of all amounts due thereunder upon a determination by the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in any Account.

                  SECTION 3.11. Maintenance of Credit Support. On the applicable Closing Date, the Trustee or, if so specified in the applicable Series Supplement, the Depositor or the Administrative Agent, shall, to the extent specified in the applicable Series Supplement, establish and maintain, or enter into, as applicable, in the name of the Trustee, either as a part of the related Trust or outside it, for the benefit of the Certificateholders of the related Series, the Credit Support specified in the applicable Series Supplement. To the extent specified in the applicable Series Supplement, the Depositor or the Administrative Agent, as the case may be, will make or cause to be made any initial deposit to the Certificate Account or any Reserve Account for the related Series as of the Closing Date.

Unless the Series Supplement for a given Series provides otherwise, if a Reserve Account exists for such Series, collections with respect to the Deposited Assets for such Series not distributed to the Certificateholders of such Series shall be deposited in the Reserve Account. The Reserve Account, if any, will not be a part of or otherwise includible in the Trust but will be held for the benefit of the Credit Support Provider.

                  Amounts on deposit in the Reserve Account and amounts available pursuant to any other Credit Support for such Series shall be applied by the Trustee to make distributions of principal of and premium (if any) and interest on the Certificates of such Series as required pursuant to Section 4.01 and the applicable Series Supplement to the extent that funds are not otherwise available for such purpose. If specified in such Series Supplement, immediately after each Distribution Date, amounts on deposit in the Reserve Account for such Series in excess of a specified amount shall be paid to the Person so specified in such Series Supplement.

                  SECTION 3.12. Realization Upon Defaulted Deposited Assets. (a) The Trustee (or, if and under the circumstances specified in the applicable Series Supplement, the Administrative Agent), on behalf of the Certificateholders, shall assert claims under each applicable Credit Support Instrument, and shall take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to any defaulted Deposited Assets, subject in all cases to the provisions of Article VI hereof in the case of the Administrative Agent and Article VIII hereof in the case of the Trustee.

                  (b) Unless otherwise provided in a Series Supplement, if the Administrative Agent or the Trustee, as applicable, is unable to obtain full recovery in respect of a defaulted Deposited Asset and any related Credit Support Instrument pursuant to Section 3.12(a), the Administrative Agent or the Trustee, as applicable, shall follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon such defaulted Deposited Asset and such Credit Support Instrument, subject in all cases to the provisions of Article VI hereof in the case of the Administrative Agent and Article VIII hereof in the case of the Trustee.

                  SECTION 3.13. Retained Interest. The Retained Interest, if any, in any Deposited Asset shall initially be held by the Person so specified in the related Series Supplement as and to the extent specified in Schedule A thereof. With respect to each Deposited Asset, the Retained Interest shall be deducted by the Trustee, at the written direction of the Administrative Agent, if any, or the Depositor from applicable collections in respect of such

Deposited Asset. Unless otherwise provided in the applicable Series Supplement, collections in respect of Retained Interest shall not be deposited in the Certificate Account for the applicable Series and shall not constitute a part of the Trust for such Series, but shall instead be distributed to the holder of such Retained Interest, provided that the Series Supplement for any Series with respect to which there is a Retained Interest may provide that, notwithstanding the terms contained herein, commingled amounts received in respect of assets inclusive of Deposited Assets and Retained Interest may initially be deposited in a separate and discrete Eligible Account established by the Trustee at the direction of the Administrative Agent, if any, or the Depositor and such Series Supplement may provide for additional terms relating thereto. Unless otherwise provided in the applicable Series Supplement, after deduction of all applicable fees as provided for in this Agreement, on each Distribution Date the Trustee shall allocate on a pari passu basis any partial recovery on a Deposited Asset between (a) the Retained Interest, if any, and (b) distributions to Certificateholders of the applicable Series.

                  SECTION 3.14. Administrative Agent's Compensation and Reimbursement. (a) As compensation for its activities, the Administrative Agent, if any, specified in the applicable Series Supplement shall be entitled to the Administrative Fee, which shall be paid on the dates, in the amounts, under the circumstances and in the manner specified in the applicable Series Supplement.

                  (b) If, and only to the extent, provided in a Series Supplement, the Administrative Agent, if any, shall be required to pay from its compensation hereunder or otherwise all expenses incurred in connection with the Trust for the related Series and its administration of the Deposited Assets for the related Series, including payment of the fees and disbursements of the Trustee (including the reasonable fees and expenses of its counsel and independent accountants allocable to such Series), payment of expenses incurred in connection with distributions and reports to Certificateholders of such Series, payment of premiums on Credit Support Instruments related to such Series and other expenses specified in such Series Supplement; provided, however, that neither the Administrative Agent, if any, nor the Trustee will be responsible for any Federal, State, local or foreign income and franchise taxes, if any, and any interest or penalties with respect thereto, assessed on the Trust for such Series.

                  SECTION 3.15. Statement as to Compliance. An Administrative Agent appointed pursuant to the applicable Series Supplement, if any, will deliver to the Trustee, the Depositor and the Rating Agency not later than 90 days following the end of each fiscal year of the Administrative Agent an Officer's Certificate executed by two of its Executive Officers stating, as to each signatory thereof, that (i) a review of the activities of the Administrative Agent during the preceding year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Administrative Agent has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement received by the Trustee shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense.

                  SECTION 3.16. Independent Public Accountants' Administration Report. Unless otherwise specified in the Series Supplement, within 90 days from the end of each 12- month period beginning with the period specified in the Series Supplement for a given Series of Certificates, either the Administrative Agent, if any, specified in the Series Supplement, or otherwise the Trustee shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Administrative Agent, if any, the Trustee or the Depositor) to furnish a report addressed to the Trustee, the Depositor, the Rating Agency and each Credit Support Provider for such Series, if any, to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets and related Credit Support deposited in or held by the applicable Trust during the preceding 12-month period

(or, in the case of the first such report, during the period from the Closing Date to the date specified in the applicable Series Supplement) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in accordance with the terms of this Agreement and the related Series Supplement except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions and qualifications as shall be set forth in such report.

                  Such report will also indicate that the firm is independent of the Administrative Agent, if any, and the Trustee within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  Copies of such statement received by the Trustee shall be provided by the Trustee to any Certificateholder of such Series upon request without charge to the requesting Certificateholder.

                  The firm of independent public accountants shall be entitled to compensation in consideration for its duties hereunder in the manner specified in the applicable Series Supplement.

                  SECTION 3.17. Access to Certain Documentation. The Trustee and the Administrative Agent, if any, shall provide to any Federal, State or local regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Deposited Assets required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee and Administrative Agent, if any, designated by each of them. In addition, access to the documentation regarding the Deposited Assets related to a given Series (or Class within such Series) will be provided to any Certificateholder of such Series (or Class) upon reasonable request during normal business hours at the offices of the Trustee and Administrative Agent designated by each of them at the expense of the Certificateholder requesting such access.

                  SECTION 3.18. Duties of the Administrative Agent. Notwithstanding any other provision of this Agreement, with respect to any Series, the applicable Series Supplement may provide that any Administrative Agent appointed pursuant to such Series Supplement shall have no rights and no duties, obligations or liabilities except as provided in such Series Supplement and herein.

                                   ARTICLE IV

                 Distributions and Reports to Certificateholders

                  SECTION 4.01. Distributions. On each Distribution Date for a given Series of Certificates, the Trustee shall apply Available Funds in the Certificate Account for such Series in the manner and priority set forth in the Series Supplement for such Series.

                  SECTION 4.02. Reports to Certificateholders. Unless otherwise specified in the applicable Series Supplement, on the next Business Day following each such Distribution Date the Trustee or the Administrative Agent, if any, as specified in such Series Supplement, shall forward or cause to be forwarded to the Depositor, each Certificateholder of such Series and such other Persons as may be specified in such Series Supplement, a statement setting forth:

                  (i) the amount of the distribution on such Distribution Date to Certificateholders of each Class of such Series allocable to principal of and premium, if any, and interest on the Certificates of each such Class; and the amount of aggregate unpaid interest accrued as of such Distribution Date;

  (ii) in the case of each Class of Floating Rate Certificates of such Series, the respective Floating Pass Through Rate applicable to each such Class on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the related Series Supplement;

                  (iii) the amount of compensation received by any Administrative Agent and such other customary information as the Trustee or Administrative Agent, as applicable, deems necessary or desirable, or that any such Certificateholder reasonably requests, to enable such Certificateholders to prepare their tax returns;

                  (iv) if the Series Supplement provides for Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

                  (v) the aggregate stated principal amount and, if applicable, notional amount of the Deposited Assets related to such Series, the current rating assigned by the Rating Agency thereon and the current interest rate or rates thereon at the close of business on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date; and

                  (vii) as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date.

In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a Dollar amount (or the equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during each such calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

                  SECTION 4.03. Advances. (a) Unless otherwise specified in the applicable Series Supplement, an Administrative Agent appointed pursuant to the Series Supplement shall have no obligation to make Advances (as defined below) with respect to the Deposited Assets or in favor of the Holders of any Series (or Class within such Series) of Certificates. However, as and to the extent provided in the Series Supplement for a given Series, and subject to the terms of paragraphs (b) and (c) of this

Section 4.03, on or prior to each Distribution Date, such Administrative Agent shall advance or cause to be advanced in immediately available funds to the Trustee for deposit in the Certificate Account for such Series an advance (each, an "Advance") in an amount equal, unless otherwise specified in the related Series Supplement, to the aggregate of distributions of principal, premium (if any) and interest due on the Deposited Assets for such Series (or Class) during the related Collection Period, to the extent remaining unpaid at the time of such Advance. In satisfaction of its obligation to make such Advances, the Administrative Agent shall make such Advances from either (i) its own funds or
(ii) funds with respect to the Deposited Assets for such Series or Class on deposit in the Certificate Account for such Series, if any, that do not constitute Available Funds with respect to such Distribution Date; provided, however, that, to the extent the Administrative Agent shall have made Advances from funds on deposit in the applicable Certificate Account, the Administrative Agent shall immediately deposit funds equal to the aggregate amount of such Advances into such Certificate Account on any subsequent Distribution Date to the extent that amounts on deposit in such Certificate Account on such Distribution Date are less than the amount of distributions required to be made on such Distribution Date pursuant to Section 4.01 and the related Series Supplement. The Administrative Agent may recover Advances from late collections received by the Trustee on the applicable Deposited Assets, proceeds from any applicable Credit Support, if any, and Liquidation Proceeds with respect to the Deposited Assets for such Series or Class, as specified in the related Series Supplement, as to which any such unreimbursed Advance was made.

                  (b) Notwithstanding any provision herein to the contrary, no Advance shall be required to be made hereunder if the Administrative Agent reasonably believes that it will be unable to recover such Advance from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds with respect to the applicable Deposited Assets. It is further understood and agreed that the Administrative Agent shall not be obligated to make any Advances in respect of reductions in the amount of collections on the Deposited

Assets due to bankruptcy proceedings with respect to the Deposited Assets or the obligors thereof.

                  (c) Notwithstanding any provision herein to the contrary, unless otherwise provided in the Series Supplement for a given Series, any Advances made in respect of any Deposited Assets related to such Series (or Class within such Series) that are subsequently deemed by the Administrative Agent to be nonrecoverable from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds may be reimbursed to the Administrative Agent through the application of amounts on deposit in the Certificate Account for such Series allocable to any of such Deposited Assets prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class.

                  SECTION 4.04. Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement to the contrary, the

Trustee shall comply with all Federal withholding requirements respecting distributions to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount distributions or Advances thereof to any Certificateholder pursuant to Federal withholding requirements, the Trustee shall indicate in the statement required pursuant to Section 4.02 the amount so withheld.

                  SECTION 4.05. Optional Exchange. (a) The terms and conditions, if any, upon which Certificates of any Series (or Class within such Series) may be exchanged for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Series Supplement; provided that any right of exchange shall be exercisable only to the extent that the Depositor provides upon the Trustee's request an Opinion of Counsel that (i) such exchange would not be inconsistent with the Depositor's and the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" for federal income tax purposes. Such terms may relate to, but are not limited to, the following:

                  (1) a requirement that the exchanging Holder tender to the Trustee Certificates of each Class within such Series;

                  (2) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to Certificates being tendered for exchange by a single Holder;

                  (3) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in such Series Supplement;

                  (4) specified dates during which a Holder may effect such an exchange (each, an "Optional Exchange Date");

                  (5) limitations on the right of an exchanging Holder to receive any benefit upon exchange from any Credit Support or Deposited Assets which are not debt securities; and

                  (6) adjustments to the value of the proceeds of any exchange based upon required prepayment of future expense allocations and if provided for in the applicable Series Supplement the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

                  (b) Unless otherwise provided in the applicable Series

Supplement, no Certificate may be exchanged pursuant to the preceding paragraph unless the Trustee has received at least 30 days but not more than 45 days prior to an Optional Exchange Date in accordance with delivery instructions specified in the applicable Series Supplement (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged and the Certificate number or a description of the tenor and the terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and an assurance that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the Holder thereof for exchange shall be irrevocable. Unless otherwise provided in the applicable Series Supplement, the exchange option may be exercised pursuant to this Section by the Holder of a Certificate for less than the Certificate Principal Balance or Notional Amount of such Certificate as long as the Certificate Principal Balance or Notional Amount remaining Outstanding after such exchange is an authorized denomination and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance or Notional Amount thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the Holder of such exchanged Certificate).

                  (c) Upon the completion of any such Optional Exchange, the Trustee shall give prompt written notice thereof to the Rating Agency.

                                    ARTICLE V

                                The Certificates

                  SECTION 5.01. The Certificates. The Certificates of any Series (or Class within such Series) may be issued in bearer form with or without Coupons as Bearer Certificates or in fully registered form as Registered Certificates and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Series Supplement. The aggregate Certificate Principal Balance or

Notional Amount of Certificates which may be authenticated and delivered under this Agreement is unlimited.

                  The Certificates may be issued in one or more Series, each of which Series may be issued in one or more Classes, with such further particular designations added or incorporated in such title for the Certificates of any particular Series or Class within such Series as the Board of Directors may determine. Each Certificate and Coupon shall bear upon its face the designation so selected for the Series and Class to which it belongs. All Certificates and all Coupons of the same Series and Class shall be identical in all respects except for the denominations thereof. All Certificates of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Certificates of the different Classes within such Series specified in the applicable Series Supplement. Except as otherwise provided in a Series Supplement, all Certificates of a particular Series (and all Classes within such Series) issued under this Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

                  Each Series (and all Classes within such Series) of Certificates shall be created by a Series Supplement authorized by the Board of Directors and establishing the terms and provisions of such Series. The several Series may differ as between Series and any Class may vary as between the other Classes within any given Series in respect of any of the following matters:

                  (1) designation of such Series and Class;

                  (2) the dates on which or periods during which the Certificates of such Series and Class may be issued;

                  (3) the number of Classes, the maximum Certificate Principal Balance or Notional Amount of Certificates of each Class that may be issued and any priorities or subordination among Classes of a Series with respect to distributions from the Trust;

                  (4) for each Class of Certificates, the Pass Through Rate and, in the case of each Class of Floating

         Rate Certificates, the method for calculating such Pass Through Rate;

                  (5) the terms of the Letter of Credit, if any, or of the Surety Bond, if any, or of any other Credit Support for the benefit of the Certificateholders of such Series or Class or group of Classes;


                  (6) the places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Registered Certificates) or the principal London office of the Trustee (in the case of Bearer Certificates), where the principal of (and premium, if any) and interest on Certificates of such Series and Class shall be distributable;

                  (7) the authorized denominations (if other than $100,000 and integral multiples of $1,000 in excess thereof) with respect to such Series or Class;

                  (8) the Collection Periods, the Distribution Dates and the Scheduled Final Distribution Dates for such Series and Class;

                  (9) the types of Deposited Assets that will be included in the Trust for such Series and the manner and priorities of allocating distributions with respect to collections of principal (and premium, if any) and interest payments allocable to such Deposited Assets among Holders of Certificates of different Classes (including whether the Certificates of any such Class are to be entitled to receive principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions, and, in each case, the applicable terms thereof);

               (10) the amount, if any, to be deposited on the Closing Date in the Certificate Account for such Series;

                  (11) the manner in which the Reserve Account, if any, is to be funded, the amount, if any, to be deposited therein on the Closing Date and the Requisite Reserve Amount, if any, for such Series or Class;

                  (12) the terms of any Guaranteed Investment Contract Granted as part of the related Trust;

                  (13) the provisions, if any, for the optional exchange of the Certificates of such Series by the Certificateholders of such Series and the periods within which or the dates on which, and the terms and conditions on which, such Certificates may be exchanged in whole or in part for a pro rata portion of the Deposited Assets related to such Series;

                  (14) whether the Certificates of such Series or Class are to be issued as Discount Certificates and the amount of discount with which such Certificates may be issued;

                  (15) whether the Certificates of such Series or Class are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Certificates represented thereby;

                  (16) whether Certificates of such Series or Class are to be issued as Registered Certificates or Bearer Certificates or both, and, if Bearer Certificates are issued, whether Coupons will be attached thereto, whether Bearer Certificates of such Series or Class may be exchanged for Registered Certificates of such Series or Class, the circumstances under which and the places at which any such exchanges, if permitted, may be made;

                  (17) if any Certificates of such Series or Class are to be issued as Bearer Certificates or as one or more Global Securities representing individual Bearer Certificates of such Series or Class,
         (x) whether interest in respect of any portion of a temporary Bearer Certificate of such Series or Class (delivered pursuant to Section 5.03) distributable on any Distribution Date prior to the exchange of such temporary Bearer Certificate for definitive Bearer Certificates of such Series or Class shall be paid to any Depositary with respect to the portion of such temporary Bearer Certificate held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest distribution received by a Depositary will be credited to the Persons entitled to interest distributable on such Distribution Date; (y) the terms upon which a temporary Bearer Certificate may be exchanged for one or more definitive Bearer Certificates of such Series or Class; and (z) such other terms related to such Bearer Certificates and Coupons which may be provided in the related Series Supplement;

                  (18) if other than Dollars, the Currency in which Certificates of such Series or Class shall be denominated or in which distributions of the principal of (and premium, if any) and interest on such Certificates may be made and any other terms concerning such payment;

                  (19) if the principal of (and premium, if any) or interest on Certificates of such Series or Class are to be distributable, at the election of the Depositor or a Holder thereof, in a Currency other than that in which such Certificates are denominated or distributable without such election, the periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the Currency in which such Certificates are denominated or distributable without such election and the Currency in which such Certificates are to be distributed if such election is made;

                  (20) any additional Administrative Agent Termination Events or representations, warranties or covenants provided for with respect to

         Certificates of such Series;

                  (21) provisions with respect to the terms for which the definitions set forth in Article I permit or require further specification in the related Series Supplement, including:

                           (a) "Accounting Date";
                           (b) "Administrative Agent";
                           (c) "Administrative Fee";
                           (d) "Allowable Expense Amount";
                           (e) "Basic Documents";

                           (f) "Call Premium Percentage"; (g) "Closing Date";
                           (h) "Credit Support";
   (i) "Credit Support Instrument";
   (j) "Credit Support Provider";
   (k) "Cut-off Date";
   (l) "Depositary";
   (m) "Deposited Asset Provider";
   (n) "Deposited Asset Purchase Agreement";
   (o) "Deposited Assets";
   (p) "Deposited Assets Schedule";
   (q) "Depository Agreement";
   (r) "Discount Certificates";
   (s) "Distribution Date";
   (t) "Eligible Expense";
   (u) "Extraordinary Trust Expense";
                           (v) "Fixed Pass Through Rate";
                           (w) "Floating Pass Through Rate";
                           (x) "Letter of Credit";
                           (y) "Limited Guaranty";
                           (z) "Notional Amount";
                          (aa) "Optional Exchange Date";
  (bb) "Permitted Investments";
  (cc) "Place of Distribution";
  (dd) "Qualified Substitute Deposited Asset";
  (ee) "Rating Agency";
  (ff) "Rating Agency Condition";
  (gg) "Record Date";
  (hh) "Required Percentage";
  (ii) "Required Rating";
                          (jj) "Requisite Reserve Amount";
  (kk) "Retained Interest";
                          (ll) "Scheduled Final Distribution Date";
  (mm) "Specified Currency";
  (nn) "Surety Bond"; (oo) "Trustee";
  (pp) "Voting Rights";

                  (22) rights and remedies provided to any Credit Support

         Provider with respect to all or a portion of the Trust for such Series or Class;

                  (23) any restrictions on the sale and transfer of the Certificates, including restrictions arising out of the Employee
 Retirement Income Security Act of 1974, as amended, or the Code; and

                  (24) any other provisions expressing or referring to the terms and conditions upon which the Certificates of such Series or Class are to be issued under this Agreement that do not prevent such Certificates from receiving the Required Rating.

                  In the absence of any specification pursuant to this Section
5.01 with respect to Certificates of any Series, the Certificates of such Series shall be issuable only as Registered Certificates in denominations of $1,000 and in integral multiples thereof and shall be payable only in Dollars.

                  A different Trustee and an Administrative Agent may be appointed by the Depositor for each Series of Certificates prior to the issuance of such Series provided that the Rating Agency Condition is met. If the initial Trustee is to be other than Bankers Trust Company or there is to be an Administrative Agent, then such Series Supplement shall provide for the appointment of such Trustee or such Administrative Agent or both, as applicable, of such Series and shall add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder and of the Deposited Assets; it being understood that nothing contained herein or in such Series Supplement shall constitute the Trustees for different Series as co-trustees for the same Series or the administrative agents for different Series as co-administrative agents for the same Series, and that each Trustee shall be a trustee of a trust or trusts separate and apart from any trust or trusts hereunder of any other Trustee, and that each Administrative Agent shall be an administrative agent of a Trust separate and apart from any other Trust. Upon final appointment of any new Trustee or Administrative Agent, the Trustee shall provide a notice of such appointment to the Rating Agency not later than 15 days following such appointment.

                  SECTION 5.02. Execution, Authentication and Delivery. (a) The Certificates and the Coupons, if any, shall be executed by the Depositor by its President, its Treasurer, or one of its Vice Presidents, under its corporate seal, which may be in facsimile form and imprinted or otherwise reproduced thereon and shall be attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile. Certificates and Coupons bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Depositor shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or Coupons or did not hold such offices at the date of such Certificates and Coupons.

                  (b) Each Certificate shall be dated as of the later of the date specified in the related Series Supplement and the date of its authentication.

                  (c) No Certificate or Coupon appertaining thereto shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate (and any Coupons appertaining thereto) has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement. Except as permitted by Section 5.04, 5.05 or 5.06, the Trustee shall not authenticate and deliver any Bearer Certificate unless all appurtenant Coupons then matured have been detached and cancelled.

                  SECTION 5.03. Temporary Certificates. Pending the preparation of Definitive Certificates of any Series (or Class within such Series), the Depositor may execute, and upon receipt of a Depositor Order, the Trustee shall authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more Coupons or without Coupons, and with such appropriate insertions, omissions, substitutions and other variations as may be authorized by such Depositor Order. Any such temporary Certificate may be in global form, representing all or a portion of the Outstanding Certificates of such Series or Class. Every such temporary Certificate shall be executed by the Depositor and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive

Certificate or Definitive Certificates in lieu of which it is issued.

                  If temporary Certificates of any Series (or Class within such Series) are issued, the Depositor will cause Definitive Certificates of such Series or Class to be prepared without unreasonable delay. Except as otherwise specified in the applicable Series Supplement with respect to a Series (or Class within such Series) of Certificates issuable as Bearer Certificates or as one or more Global Securities representing individual Bearer Certificates of such Series or Class, (a) after the preparation of Definitive Certificates of such Series or Class, the temporary Certificates of such Series or Class shall be exchangeable for Definitive Certificates of such Series or Class upon surrender of the temporary Certificates of such Series or Class at the office of the Trustee in a Place of Distribution for such Series or Class, without charge to the Holder, except as provided in Section 5.04 in connection with a transfer and except that a Person receiving definitive Bearer Certificates shall bear the cost of insurance, postage, transportation and the like unless otherwise specified in the applicable Series Supplement, and (b) upon surrender for cancellation of any one or more temporary Certificates of any Series or Class within such Series (accompanied by any unmatured Coupons appertaining thereto), the Depositor shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Certificates with a like Certificate Principal Balance or Notional Amount, as applicable, of the same Series (or Class within such Series) of authorized denominations and of like tenor; provided, however, that no definitive Bearer Certificate shall be delivered in exchange for a temporary Registered Certificate; and provided further that delivery of a Global Security representing individual Bearer Certificates or a Bearer Certificate shall occur only outside the United States. Until so exchanged, temporary Certificates of any Series (or Class within such Series) shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates of such Series or Class, except as otherwise specified in the applicable Series Supplement with respect to the payment of interest on Global Securities in temporary form.

                  Unless otherwise specified pursuant to Section 5.01, the Depositor will execute and deliver individual Bearer Certificates in exchange for beneficial interests in the definitive Global Security and each Bearer Certificate to the Trustee's principal office in London or to an authorized agent at such other place outside the United States specified pursuant to Section 5.01.

                  Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Definitive Certificates represented thereby pursuant to this Section 5.03 or Section 5.04, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the aggregate Certificate Principal Balance or Notional Amount, as applicable, evidenced thereby, whereupon the aggregate Certificate Principal Balance or Notional Amount, as applicable, of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

                  SECTION 5.04. Registration; Registration of Transfer and Exchange. The Trustee shall cause to be kept a register for each Series of Registered Certificates (the registers maintained in such office and in any other office or agency of the Trustee in a Place of Distribution being herein sometimes collectively referred to as the "Certificate Register") in which a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Registered Certificates and the registration of transfers and exchanges of Registered Certificates. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Registered Certificates and transfers and exchanges of Registered

Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

                  If a Person other than the Trustee is appointed by the Depositor as Certificate Registrar, the Depositor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Registered Certificates and the principal amounts and numbers of such Registered Certificates.

                  Upon surrender for registration of transfer of any Registered Certificate of any Series (or Class within such Series) at the office or agency of the Trustee, if the requirements of Section 8-401(1) of the Uniform Commercial Code are met to the Depositor's satisfaction, the Depositor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Certificates of any authorized denominations, of a like Series, Class and aggregate Certificate Principal Balance or Notional Amount, as applicable. Except as otherwise specified pursuant to Section 5.01, in no event may Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, be exchanged for Bearer Certificates.

                  Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series (or Class within such Series) may not be transferred except as a whole by the Depositary for such Series or Class to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or Class or a nominee of such successor Depositary.

                  At the option of the Holder, Registered Certificates of any Series (or Class within such Series) (other than a Global Security, except as set forth below) may be exchanged for other Registered Certificates of the same Series or Class of any authorized denomination or denominations of like tenor and aggregate Certificate Principal Balance or Notional Amount, as applicable, upon surrender of the Registered Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

                  At the option of the Holder, except as otherwise specified as contemplated by Section 5.01 with respect to a Global Security representing Bearer Certificates, Bearer Certificates of any Series (or Class within such Series) may be exchanged for Registered Certificates (if the Certificates of such Series or Class are issuable as Registered Certificates) or Bearer

Certificates of the same Series or Class, of any authorized denomination or denominations, of like tenor and aggregate Certificate

Principal Balance or Notional Amount, as applicable, upon surrender of the Bearer Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose, with all unmatured Coupons and all matured Coupons in default thereto appertaining; provided, however, that delivery of a Bearer Certificate shall occur only outside the United States. If the Holder of a Bearer Certificate is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Certificates are accompanied by payment in funds acceptable to the Depositor and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Depositor and the Trustee if there be furnished to each of them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Certificate shall surrender for payment any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 5.06, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States.

                  Whenever any Certificates are so surrendered for exchange, the Depositor shall execute and the Trustee shall authenticate and deliver the Certificates that the Holder making the exchange is entitled to receive.

                  Notwithstanding the foregoing, the exchange of Bearer Certificates for Registered Certificates will be subject to the provisions of United States income tax laws and regulations applicable to Certificates in effect at the time of such exchange.

                  If at any time the Depositary for the Certificates of a Series (or Class within such Series) notifies the Depositor that it is unwilling or unable to continue as Depositary for the Certificates of such Series or Class or if at any time the Depositary for the Certificates of such Series or Class shall no longer be eligible under Section 5.09(b), the Depositor shall appoint a successor Depositary with respect to the Certificates of such Series or Class. If a successor Depositary for the Certificates of such Series or Class is not appointed by the Depositor within 90 days after the Depositor receives such notice or becomes aware of such ineligibility, the Depositor's election pursuant to Section 5.01 shall no longer be effective with respect to the Certificates of such Series or Class and the Depositor will execute, and the Trustee, upon receipt of a Depositor Order for the authentication and delivery of individual Certificates of such Series or Class, will authenticate and deliver individual Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

                  The Depositor may at any time and in its sole discretion determine that individual Certificates of any Series (or Class within such Series) issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order for the authentication and delivery of individual Certificates of such Series or Class, shall authenticate and deliver, individual Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

                  If specified by the Depositor pursuant to Section 5.01 with respect to a Series (or Class within such Series) of Certificates, the Depositary for such Series may surrender a Global Security for such Series or Class in exchange in whole or in part for individual Certificates of such Series or Class on such terms as are acceptable to the Depositor and such Depositary. Thereupon, the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, without service charge,

                  (i) to each Person specified by such Depositary a new individual Certificate or Certificates of the same Series or Class, of any authorized denomination as requested by such Person in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to and in exchange for such Person's beneficial interest in the
 Global Security; and

                  (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the aggregate
 Certificate Principal Balance or Notional Amount, as applicable, of the surrendered Global Security and the aggregate Certificate Principal
 Balance or Notional Amount, as applicable, of individual Certificates delivered to Holders thereof.

                  In any exchange provided for in any of the preceding three paragraphs, the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order, will authenticate and deliver individual Certificates (a) in registered form in authorized denominations, if the Certificates of such Series or Class are issuable as Registered Certificates, (b) in bearer form in authorized denominations, with or without Coupons attached, if the Certificates of such Series or Class are issuable as Bearer Certificates or (c) as either Registered or Bearer Certificates, if the Certificates of such Series or Class are issuable in either form; provided, however, that individual Bearer Certificates shall be delivered in exchange for a Global Security only in accordance with the procedures specified pursuant to Section 5.01.

                  Upon the exchange of a Global Security for individual Certificates, such Global Security shall be cancelled by the Trustee. Individual Registered Certificates issued in exchange for a Global Security pursuant to this Section 5.04 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Certificates to the Persons in whose names such Registered Certificates are so registered. The Trustee shall deliver individual Bearer Certificates issued in exchange for a Global Security pursuant to this Section 5.04 to the Persons and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee; provided, however, that individual Bearer Certificates shall be delivered in exchange for a Global Security only in accordance with the procedures as may be specified pursuant to Section 5.01.

                  Notwithstanding the foregoing, the exchange of Bearer Certificates for Registered Certificates will be subject to the provisions of United States income tax laws and regulations applicable to Certificates in effect at the time of such exchange.

                  All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

                  Every Registered Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Depositor, the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Depositor, the Trustee and the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).


                  No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Depositor may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 5.03 not involving any transfer.

                  SECTION 5.05. Mutilated, Destroyed, Lost and Stolen Certificates. If (i) any mutilated Certificate or any mutilated Coupon with the Coupon Certificate to which it appertains (and all unmatured Coupons attached thereto) is surrendered to the Trustee at its Corporate Trust Office (in the case of Registered Certificates) or at its principal London office (in the case of Bearer Certificates) or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any

Certificate or any Coupon, and there is delivered to the Depositor and the Trustee such security or indemnity as they may require to hold each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Certificate or Coupon has been acquired by a bona fide purchaser, then the Depositor shall execute and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate or in exchange for the Coupon Certificate to which such mutilated, destroyed, lost or stolen Coupon appertained, a new Certificate of the same Series and Class of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and, in the case of a Coupon Certificate, with such Coupons attached thereto so that neither gain nor loss in interest shall result from such exchange or substitution.

                  Upon the issuance of any new Certificate under this Section, the Depositor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Certificate of any Series or Class, with its Coupons, if any, issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the destroyed, lost or stolen Certificate or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of that Series or Class and their Coupons, if any, duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates or Coupons.

                  SECTION 5.06. Distribution of Interest; Interest Rights

Preserved. (a) Interest on any Registered Certificate that is payable and is punctually paid or duly provided for on any Distribution Date shall be distributed to the Person in whose name such Registered Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Registered Certificate upon any transfer or exchange subsequent to such related Record Date. In case a Coupon Certificate of any Series (or Class within such Series) is surrendered in exchange for a Registered Certificate of such Series or Class after the close of business (at an office or agency in a Place of Distribution for such Series or Class) on any Record Date and before the opening of business (at such office or agency) on the next succeeding Distribution Date, such Coupon Certificate shall be surrendered without the Coupon relating to such Distribution Date and interest will not be payable on such Distribution Date in respect of the Registered Certificate issued in exchange for such Coupon Certificate, but will be distributable only to the Holder of such Coupon when due in accordance with the provisions of this Agreement. The distribution of interest on Registered Certificates shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 5.01) or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided pursuant to Section 5.01 and in accordance with arrangements satisfactory to the Trustee, at the option of the Registered Holder by wire transfer to an account designated by the Registered Holder.

                  (b) Interest on any Coupon Certificate that is distributable and is punctually distributed or duly provided for on any Distribution Date shall be distributed to the Holder of the Coupon that has matured on such Distribution Date upon surrender of such Coupon on such Distribution Date at the principal London office of the Trustee or at such other Place of Distribution outside the United States specified pursuant to Section 5.01.

                  Interest on any Bearer Certificate (other than a Coupon Certificate) that is distributable and is punctually distributed or duly provided for on any Distribution Date shall be distributed to the Holder of the Bearer Certificate upon presentation of such Bearer Certificate and notation thereon on such Distribution Date at the principal London office of the Trustee or at such other Place of Distribution outside the United States specified pursuant to Section 5.01.

                  Unless otherwise specified pursuant to Section 5.01, at the direction of the Holder of any Bearer Certificate or Coupon payable in Dollars, and subject to applicable laws and regulations, distributions in respect of such Bearer Certificate or Coupon will be made by check drawn on a bank in The City of New York or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to a Dollar account maintained by such Holder with a bank outside the United States. If such distribution at the offices of the Trustee or all Paying Agents, if any, outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full distribution or receipt of such amounts in Dollars, the Depositor will appoint an office or agent in the United States at which such distribution may be made. Unless otherwise specified pursuant to Section 5.01, at the direction of the Holder of any Bearer Certificate or Coupon payable in a Foreign Currency, distributions on such Bearer Certificate or Coupon will be made by a check drawn on a bank outside the United States or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an appropriate account maintained by such Holder outside the United States. Except as provided in this paragraph, no distribution on any Bearer Certificate or Coupon will be made by mail to an address in the United States or by transfer to an account maintained by the Holder thereof in the United States.

                  (c) Subject to the foregoing provisions of this Section 5.06, each Certificate delivered under this Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to interest accrued and undistributed, and to accrue, that were carried by such other Certificate.

                  (d) All computations of interest due with respect to any Certificate of any Series or Class within such Series shall be made as specified in the Series Supplement applicable to that particular Series or Class of Certificates.

                  (e) With respect to any computations or calculations to be made under this Agreement, the applicable Series Supplement and the Certificates, except as otherwise provided, (i) all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and (ii) all currency amounts will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

                  SECTION 5.07. Persons Deemed Owners. The Depositor, the Trustee and the Administrative Agent, if any, and any agent of the Depositor, the Trustee or the Administrative Agent, if any, may treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 5.06) interest, if any, on such Registered Certificate and for all other purposes whatsoever, whether or not such Registered Certificate be overdue, and neither the Depositor, the Trustee, the Administrative Agent, if any, nor any agent of the Depositor, the Trustee nor the Administrative Agent, if any, shall be affected by notice to the contrary. The Depositor, the Trustee and the Administrative Agent, if any, and

any agent of the Depositor, the Trustee or the Administrative Agent, if any, may treat the Holder of any Bearer Certificate or of any Coupon as the absolute owner of such Bearer Certificate or Coupon for the purposes of receiving distributions thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Certificate or Coupon be overdue, and neither the Depositor, the Trustee, the Administrative Agent, if any, nor any agent of the Depositor, the Trustee or the Administrative Agent, if any, shall be affected by notice to the contrary. All distributions made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys distributable upon such Certificate or Coupon.

                  None of the Depositor, the Trustee, the Administrative Agent, if any, or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  SECTION 5.08. Cancellation. Unless otherwise specified pursuant to Section 5.01 for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange and all Coupons surrendered for payment or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificates or Coupons shall be authenticated in lieu of or in exchange for any Certificates or Coupons cancelled as provided in this Section, except as expressly permitted by this Agreement.

                  SECTION 5.09. Global Securities. (a) If the Series Supplement pursuant to Section 5.01 provides that a Series (or Class within such Series) of Certificates shall be represented by one or more Global Securities, then the Depositor shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of such Series or Class to be represented by such one or more Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Certificates represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

                  No Holder of a Certificate of such Series or Class will receive a Definitive Certificate representing such Holder's interest in such

Certificate or Certificates, except as provided in Section 5.11. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Holders of such Series or Class pursuant to Section 5.11:

                           (i) the provisions of this Section 5.09 shall
                  be in full force and effect;

                           (ii) the Certificate Registrar and the Trustee shall
                  be entitled to deal with the Depositary for all purposes of this Agreement (including the distribution of principal of, and premium, if any, and interest on the Certificates and the giving of instructions or directions hereunder) as the sole

                  Holder of the Certificates of such Series or Class, and shall have no obligation to the owners of beneficial interests in such Series or Class (collectively, the "Certificate Owners");

                           (iii) to the extent that the provisions of this
                  Section 5.09 conflict with any other provisions of this Agreement, the provisions of this Section 5.09 shall control;

                           (iv) the rights of Certificate Owners of such Series
                  or Class shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Certificate Owners and the Depositary or its
                  Participants; and

                           (v) whenever this Agreement requires or permits
                  actions to be taken based upon instructions or directions of Holders of Certificates of such Series or Class evidencing a specified percentage of the aggregate Voting Rights of such Series or Class, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners of such Series or Class or Participants in such Depositary's system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates of such Series or Class and has delivered such instructions to the Trustee.

                  (b) Each Depositary designated pursuant to Section 5.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                  SECTION 5.10. Notices to Depositary. Whenever a notice or other communication to the Holders of a Series or Class within such Series represented by one or more Global Securities is required under this Agreement, unless and until Definitive Certificates for such Series or Class shall have been issued to such Certificate Owners pursuant to Section 5.11, the Trustee shall give all such notices and communications specified herein to be given to

Holders of
the Certificates of such Series to the Depositary, and shall have no obligation to the Certificate Owners.

                  SECTION 5.11. Definitive Certificates. If in respect of a Series (or Class within such Series) represented by one or more Global Securities (i) the Depositor advises the Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series or Class and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system for such Series or Class through the Depositary or (iii) after the occurrence of an Administrative Agent Termination Event, Certificate Owners representing beneficial interests aggregating at least a majority (or such other Required Percentage--Definitive Certificates that may be specified in a Series Supplement) of the Voting Rights of the Certificates of such Series or Class advise the Depositary in writing that the continuation of a book-entry system for such Series or Class through the Depositary is no longer in the best interests of the Certificate Owners of such Series or Class, then the Depositary shall notify all Certificate Owners or Participants in the Depositary's system with respect to such Series or Class and the Trustee of the occurrence of any such event and of the availability of Definitive Certificates for such Series or Class to Certificate Owners of such Series or Class requesting the same. Upon surrender to the Trustee of the Global Securities of such Series or Class by the Depositary, accompanied by registration instructions, the Depositor shall execute and the Trustee shall authenticate the Definitive Certificates of such Series or Class in accordance with the instructions of the Depositary. None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series or Class, the Trustee shall recognize the holders of the Definitive Certificates of such Series or Class as Holders.

                  SECTION 5.12. Currency of Distributions in Respect of Certificates. (a) Except as otherwise specified pursuant to Section 5.01 for Bearer Certificates of any Series (or Class within such Series), distributions of the principal of (and premium, if any) and interest on Bearer

Certificates of such Series or Class denominated in any Currency will be made in such Currency.

                  (b) Except as otherwise specified pursuant to Section 5.01 for Registered Certificates of any Series (or Class within such Series),

distributions of the principal of (and premium, if any) and interest on Registered Certificates of such Series or Class will be made in Dollars.

                  (c) For purposes of any provision of the Agreement where the Holders of Outstanding Certificates may perform an act that requires that a specified percentage of the aggregate Voting Rights of the Certificates of all Series perform such act and for purposes of any decision or determination by the Trustee of amounts due and not distributed for the principal of (and premium, if any) and interest on the Certificates of all Series in respect of which moneys are to be disbursed ratably, the principal of (and premium, if any) or notional amount of, as applicable, and interest on the Outstanding Certificates denominated in a Foreign Currency will be the amount in Dollars based upon exchange rates, determined as specified pursuant to Section 5.01 for Certificates of such Series, as of the date for determining whether the Holders entitled to perform such act have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

                  (d) With respect to Certificates of any Series (or Class within such Series), any decision or determination to be made regarding exchange rates shall be made by an Exchange Rate Agent appointed by the Depositor; provided that such Exchange Rate Agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Trustee and shall, in the opinion of the Depositor at the time of such appointment, require such Exchange Rate Agent to make such determination by a method consistent with the method provided in the applicable Series Supplement for the making of such decision or determination. All decisions and determinations of such Exchange Rate Agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Depositor, the Trustee and all Holders of the Certificates of such Series or Class.

                  (e) If distributions in respect of a Certificate are required to be made in a Specified Currency other than Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstance beyond the control of the Trustee, the Administrative Agent, if any, and the Depositor or is no longer used by the government of the country issuing such Specified Currency or is no longer commonly used for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in Dollars until such Specified Currency is again so used in the manner specified in the related Series Supplement.

                  SECTION 5.13. Conditions of Authentication and Delivery of New Series. Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of this Agreement and the related Series Supplement. The Depositor shall execute and deliver Certificates of such Series to the Trustee, with appropriate Coupons, if any, appertaining thereto, and the Trustee shall authenticate and deliver such Certificates upon a Depositor Order and upon delivery by the Depositor to the Trustee of the following:


                  (1) Board Resolution. A Board Resolution (or action by a Person authorized by Board Resolution) authorizing the execution, authentication and delivery of the Certificates and specifying the Series, the Classes within such Series and their respective Final Scheduled Distribution Dates, priorities as to distributions of principal, premium (if any) and interest, aggregate initial Certificate Principal Balances and Notional Amounts, if any, and Pass Through Rates of, if any, each Class of such Series of Certificates to be authenticated and delivered and the method of calculation thereof.

                  (2) Series Supplement. A Series Supplement consistent with the applicable provisions of this Agreement, accompanied by a Board Resolution (or action by a Person authorized by Board Resolution) authorizing such Series Supplement (and, in the case of the first

                           Series to be authenticated and delivered hereunder, authorizing this Agreement).

                  (3)      Certificates of the Depositor.

                           (a)      An Officer's Certificate of the
                                    Depositor, dated as of the Closing Date, to the effect that the Depositor is not in breach of this Agreement and that the issuance of the Certificates applied for will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Depositor's Certificate of Incorporation or bylaws, or any indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Depositor is a party or by which it or its property may be bound or to which it or its property may be subject.

                           (b)      An Officer's Certificate of the
                                    Depositor, dated as of the Closing Date,

                                    to the effect that attached thereto are
                                    true and correct copies of letters
                                    signed by the Rating Agency (or other
                                    evidence satisfactory to the Trustee)
                                    and confirming that the related
                                    Certificates have received the Required
                                    Rating.

                  (4) Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement creating such Series.

                  If all the Certificates of a Series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 5.13 must be delivered only once, prior to the authentication and delivery of the first Certificate of such Series; provided, however, that any subsequent Depositor Order to the Trustee to authenticate Certificates of such Series upon original issuance shall constitute a representation and warranty by the Depositor that, as of the date of such request, the statements made in the Officer's Certificates delivered pursuant to this Section 5.13 shall be true and correct as if made on such date.

                  SECTION 5.14. Appointment of Paying Agent. The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates of any Series. Any such Paying Agent shall be authorized to make distributions to Certificateholders of such Series from the Certificate Account for such Series pursuant to the provisions of the applicable Series Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Depositor and acceptable to the Trustee, including, if and so long as any Series or Class within such Series is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each successor to act as Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 8.01, 8.02, 8.03 and
8.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 5.14 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement other than with respect to funds paid to such Paying Agent.

                  SECTION 5.15. Authenticating Agent. (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor and the Administrative Agent, if any. Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 5.15 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

                  (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Administrative Agent, if any, and the

Depositor. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. The provisions of Section 8.01, 8.02 and 8.03 shall be applicable to any Authenticating Agent.

                  (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                  This is one of the Certificates described in the Trust Agreement and the related Series Supplement.

                                        ============================
                                        as Authenticating Agent
                                        for the Trustee,


                                        By __________________________
                                              Authorized Signatory

                  SECTION 5.16. Events of Default. If any Event of Default shall occur and be continuing with respect to any class of Certificates, then, and in each and every case, the Trustee shall exercise any rights in respect of the related Deposited Assets as provided in the applicable Series Supplement.

                                   ARTICLE VI

                   The Depositor and the Administrative Agent

                  SECTION 6.01. Liability of the Depositor and the Administrative Agent. The Depositor and the Administrative Agent, if any, each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and the related Series Supplement.

                  SECTION 6.02. Merger or Consolidation of the Depositor or the Administrative Agent. (a) Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and the Administrative Agent, if any, will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or association. The Depositor and the Administrative Agent, if any, each will obtain and preserve its qualification to do business as a foreign corporation or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Deposited Assets and to perform its respective duties under this Agreement.

                  (b) The Depositor and an Administrative Agent, if any, may consolidate or merge with or into any other Person, provided that:

                  (i) the Person (if other than the Depositor or Administrative Agent, as applicable) formed by or surviving such consolidation or merger shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance or observance of every agreement and covenant of this Agreement on the part of the Depositor or Administrative Agent, as applicable, to be performed or observed, all as provided herein and in the applicable Series Supplement or Supplements;

                  (ii) immediately after giving effect to such transaction, no Administrative Agent Termination Event or event which with the passage of time or notice or both would become an Administrative Agent Termination Event shall have occurred and be continuing;

              (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction; and

               (iv) the Depositor or Administrative Agent, as applicable, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental agreement comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  SECTION 6.03. Limitation on Liability of the Depositor and the Administrative Agent. (a) Unless otherwise expressly specified in this Agreement or a Series Supplement, neither the Administrative Agent, if any, nor the Depositor shall be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Series Supplement or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (b) Neither the Depositor, an Administrative Agent, if any, nor any of the directors, officers, employees or agents of the Depositor or such Administrative Agent shall be under any liability to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, any such Administrative Agent or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on such Administrative Agent pursuant hereto, or against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                  Neither the Depositor nor an Administrative Agent, if any, shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that either of the Depositor or such Administrative Agent may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The legal expenses and costs of such action and any liability resulting (except any loss, liability or expense incurred by reason of wilful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be allocated as specified in the applicable Series Supplement.

                  SECTION 6.04. Limitation on Resignation of the Administrative Agent. An Administrative Agent appointed pursuant to the applicable Series Supplement shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment by the Trustee of a successor administrative agent and receipt by the Trustee of a letter from the Rating Agency that such a resignation and appointment will satisfy the Rating Agency Condition or (b) upon a determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Administrative Agent shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Depositor. No resignation of an Administrative Agent shall become effective until the Trustee or a successor administrative agent shall have assumed the Administrative Agent's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  SECTION 6.05. Rights of the Depositor in Respect of the Administrative Agent. An Administrative Agent appointed pursuant to the applicable Series Supplement shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Administrative Agent in respect of its rights and obligations hereunder and access to officers of the Administrative Agent responsible for such obligations. Upon request, the Administrative Agent shall furnish to the Depositor and the Trustee the Administrative Agent's most recent financial statements and such other information relating to its capacity to perform its obligations under this Agreement as the Administrative Agent possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Administrative Agent's written consent, except as required pursuant to this Agreement to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust, and in either case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated nonpublic information. The Depositor may, but is not obligated to, enforce the obligations of the Administrative Agent under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Administrative Agent under this Agreement or exercise the rights of the Administrative Agent under this Agreement; provided, however, that the Administrative Agent shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Administrative Agent and is not obligated to supervise the performance of the Administrative Agent under this Agreement or otherwise.

                  SECTION 6.06. Depositor May Purchase Certificates. The Depositor may at any time purchase Certificates in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold. Certificates beneficially owned by the Depositor will be disregarded for purposes of determining whether the required percentage of the aggregate Voting Interests has given any request, demand, authorization, direction, notice, consent or waiver hereunder.

                  SECTION 6.07. The Administrative Agent and Other Parties. The Person serving as an Administrative Agent, if any, appointed pursuant to the applicable Series Supplement may be the Depositor, the Trustee or an Affiliate of either thereof, and may have normal business relationships with the Depositor, the Trustee or any Affiliates thereof.

                                   ARTICLE VII

                     Administrative Agent Termination Events

                  SECTION 7.01.  Administrative Agent Termination
Events. (a) "Administrative Agent Termination Event", wherever used herein with respect to any Series of Certificates, means any one of the following events:

                  (i) a failure by any Administrative Agent specified in the applicable Series Supplement to remit to the Trustee, pursuant to the terms of this Agreement, any funds in respect of collections on

         Deposited Assets, Credit Support, if any, and Advances, if any, collected by the Administrative Agent pursuant to the terms of this Agreement that continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrative Agent by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Administrative Agent, the Depositor and the Trustee by the Holders of Certificates of such Series representing at least 25% of the aggregate Voting Rights; or

                  (ii) a failure on the part of any Administrative Agent specified in the applicable Series Supplement to observe or perform in any material respect any other of the covenants or agreements on the part of the Administrative Agent contained in the Certificates of such Series or in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrative Agent by the Depositor or the Trustee, or to the Administrative Agent, the Depositor and the Trustee by the Holders of Certificates of such Series representing at least 25% of the aggregate Voting Rights; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future Federal or State bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, shall have been entered against the Administrative Agent, if any, specified in the applicable Series Supplement and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or

                  (iv) any Administrative Agent specified in the applicable Series Supplement shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrative Agent or of or relating to all or substantially all its property; or

                  (v) any Administrative Agent specified in the applicable Series Supplement shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or


                  (vi) if so specified in the related Series Supplement, any failure of the Administrative Agent, if any, specified in the applicable Series Supplement to make any Advances required to be made from its own funds pursuant to Section 4.03 which continues unremedied until twelve o'clock noon New York City time on the Business Day immediately following the day on which such Advance was required to have been made; or

                  (vii) any additional Administrative Agent Termination Event that may be specified with respect to such Series in the related Series
         Supplement.

Each Series Supplement shall specify as to each of the foregoing clauses requiring a vote of Holders of different Classes the circumstances and manner in which the aggregate Voting Rights applicable to each such clause shall be calculated.

                  (b) Unless otherwise provided in the applicable Series Supplement and provided an Administrative Agent shall have been appointed pursuant to the applicable Series Supplement, so long as an Administrative Agent Termination Event with respect to the related Series of Certificates shall have occurred and be continuing, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the aggregate Voting Rights, the Trustee shall, by notice in writing to such Administrative Agent (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) terminate all the rights and obligations of the Administrative Agent specified in the applicable Series Supplement in its capacity as Administrative Agent with respect to such Series under this Agreement, to the extent permitted by law, and in and to the Deposited Assets relating to such Series (other than any Retained Interest of the Administrative Agent, if any) and the proceeds thereof. On or after the receipt by such Administrative Agent of such written notice, all authority and power of the Administrative Agent under this Agreement relating to such Series, whether with respect to the Certificates (other than as a Holder of any Certificate) of such Series or the Deposited Assets relating to such Series or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01(b), and without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Administrative Agent, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of such Deposited Assets and related documents, or otherwise. The Administrative Agent, if any, specified in the applicable Series Supplement agrees promptly (and in any event not later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the functions of the Administrative Agent under this Agreement relating to such Series, and to cooperate with the Trustee in effecting the termination of the Administrative Agent's responsibilities and rights under this Agreement relating to such Series, including the transfer within one Business Day to the Trustee for administration by it of all cash amounts and investments which shall at the time be or should have been credited by the Administrative Agent to the Certificate Account relating to such Series or thereafter be received with respect to such Deposited Assets; provided, however, that the Administrative Agent shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination.

                  SECTION 7.02. Trustee to Act; Appointment of Successor. On and after the time an Administrative Agent, if any, specified in the applicable Series Supplement receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Administrative Agent in its capacity as Administrative Agent under this Agreement or the applicable Series Supplement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Administrative Agent (except for any representations or warranties of the Administrative Agent under this Agreement and except as otherwise provided herein or in the applicable Series Supplement) by the terms and provisions hereof including the Administrative Agent's obligation, if any, to make Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make Advances, then the Trustee shall not be obligated to make such Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Administrative Agent's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Administrative Agent hereunder. As compensation therefor, the Trustee shall be entitled to the amounts relating to the Deposited Assets of a given Series to which such Administrative Agent would have been entitled if the Administrative Agent had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates of such Series evidencing not less than the Required Percentage--Administrative Agent Termination of the aggregate Voting Rights, so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an Administrative Agent acceptable to the Rating Agency (such acceptance to be evidenced by satisfaction of the Rating Agency Condition with respect to such appointment) and having a net worth of not less than $15,000,000, as the successor to such Administrative Agent under this

Agreement with respect to such Series in the assumption of all or any part of the responsibilities, duties or liabilities of such Administrative Agent under this Agreement with respect to such Series. The Trustee, the Depositor and any such successor Administrative Agent may agree upon the compensation to be paid with respect thereto; provided, however, that in no event shall such compensation be greater than the compensation payable to the Administrative Agent under this Agreement. No appointment of a successor Administrative Agent under this Agreement shall be effective until the assumption by the successor Administrative Agent of all the responsibilities, duties and liabilities placed on the Administrative Agent hereunder and under the related Series Supplement. Pending appointment of a successor Administrative Agent under this Agreement, the Trustee shall act in such capacity as and to the extent hereinabove provided.

                  SECTION 7.03. Notification to Certificateholders. (a) Upon any such termination pursuant to Section 7.02 or appointment of a successor Administrative Agent, the Trustee shall give prompt written notice thereof to Certificateholders of the affected Series in the manner provided in Section 10.05.

                  (b) Within 60 days after the occurrence of any Administrative Agent Termination Event or event which but for the lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to any Series, the Trustee shall transmit by mail to all Certificateholders of such Series notice of each such

Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event which is known to the Trustee, unless such Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event shall have been cured or waived.

                  SECTION 7.04. Waiver of Administrative Agent Termination Events. Unless otherwise provided in the applicable Series Supplement, the Holders of Certificates of the related Series evidencing not less than the Required Percentage--Waiver of the aggregate Voting Rights may, on behalf of all Certificateholders of such Series, (i) if so provided in the applicable Series Supplement, waive compliance by the Depositor, the Trustee or the Administrative Agent, if any, with certain restrictive provisions of this Agreement as set forth in such Series Supplement prior to the time such compliance is required and (ii) waive any Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series; provided, however, that an Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series regarding the failure to distribute, in accordance with the terms of this Agreement, amounts received with respect to any Deposited Asset or any such event with respect to such Series in respect of a covenant or provision of this Agreement the modification or amendment of which would require the consent of the Holders of all outstanding Certificates of such Series, may be waived only by all the Certificateholders of such Series. Upon any such waiver of an Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series, such Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             Concerning the Trustee

                  SECTION 8.01. Duties of Trustee; Notice of Defaults. (a) The Trustee, prior to the occurrence of an Administrative Agent Termination Event or Event of Default with respect to any Series and after the curing of all such Administrative Agent Termination Events or Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the related Series Supplement. During the period an Administrative Agent Termination Event or Event of Default with respect to any Series shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor, Administrative Agent, if any, and Certificateholders.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) prior to the occurrence of an Administrative Agent Termination Event or Event of Default with respect to any Series, and after the curing of all such Administrative Agent Termination Events or Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required
         Percentage--Direction of Trustee of the aggregate Voting Rights of a given Series (or Class or group of Classes within such Series) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

               (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of an Administrative Agent, if any, appointed pursuant to the applicable Series Supplement, under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, such an Administrative Agent in accordance with and only to the extent provided in this Agreement;

                  (v) except for actions expressly authorized by this Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Deposited Asset now existing or hereafter acquired or to impair the value of any Deposited Asset now existing or hereafter acquired;

                  (vi) except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (A) accepting any substitute obligation or asset for a Deposited
 Asset initially assigned to the Trustee under Section 2.01, (B) adding any other investment, obligation or security to the Trust or (C)
         withdrawing from the Trust any Deposited Assets; and

                  (vii) in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

                  SECTION 8.02. Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Administrative Agent Termination Event or Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Administrative Agent Termination Event hereunder and after the curing of all Administrative Agent Termination Events which may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the affected Series (or Class or Classes within any such Series), as specified by the applicable Series Supplement; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

              (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Certificate Account or Reserve Account at the direction of an Administrative Agent or the Depositor pursuant to Section 3.10.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series (or Class within such Series), or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  SECTION 8.03. Trustee Not Liable for Recitals in Certificates

or Deposited Assets. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates). Except as set forth in Section 8.12, the Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates of any Series (other than the signature and authentication on the Certificates) or of any Deposited Asset or related document. The Trustee shall not be accountable for the use or application by the Depositor or the Administrative Agent, if any, of any of the Certificates or of the proceeds of such Certificates.

                  SECTION 8.04. Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  SECTION 8.05.  Trustee's Fees and Expenses; Indemnification.
(a) The applicable Series Supplement shall specify the amount and circumstances of the Trustee's compensation and the source thereof.

                  (b) The Trustee and any director, officer, employee, custodian or agent of the Trustee shall be reimbursed in the manner and priority specified in the related Series Supplement, upon the request of the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, whether or not such expenses are incurred in connection with any Opinion of Counsel acquired or permitted to be obtained by the Trustee), and the Trustee and any director, officer, employee, custodian or agent of the Trustee shall be indemnified for a given Series, in the manner and priority specified in the related Series Supplement, and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates or the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under this Agreement or (ii) incurred by reason of wilful misfeasance, bad faith or negligence in the performance of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder or as a result of a breach of the Trustee's obligations and duties hereunder; provided, however, that (1) with respect to any such legal action, the Trustee shall have given the Administrative Agent, if any, and the Depositor notice thereof promptly after the Trustee shall have knowledge thereof and (2) while maintaining control over its own defense in any such legal action, the Trustee shall cooperate and consult fully with the Administrative Agent, if any, and the Depositor in preparing such defense. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee.

                  SECTION 8.06. Eligibility Requirements for Trustee. (a) The Trustee hereunder shall at all times be a corporation or an association which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor and its Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. Such corporation or association must be rated in one of the four highest rating categories by the Rating Agency.

                  SECTION 8.07. Resignation or Removal of the Trustee. (a) The Trustee may, with respect to any Series of Certificates, at any time resign and be discharged from any trust hereby created by giving written notice thereof to the Depositor, the Administrative Agent, if any, the Rating Agency and to all Certificateholders of such Series. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee for such Series by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to such Certificateholders and the Administrative Agent, if any, by the Depositor. If no such successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for such Series.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Depositor.


                  (c) The Holders of Certificates of any Series representing the Required Percentage--Removal of Trustee of the aggregate Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact and duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Depositor.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder (either with respect to a given Series of Certificates or with respect to all Certificates issued under this Agreement), with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (b) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall transmit notice of the succession of such trustee hereunder to all Holders of Certificates and to the Rating Agency in the manner provided in Section 10.05.

                  SECTION 8.09. Merger or Consolidation of Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust for a given Series may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of such Trust, and to vest in such Person or Persons, in such capacity, such title to such Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Administrative Agent Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee or co-trustees or separate trustee or trustees shall be required under Section 8.08 hereof. Notwithstanding anything contained herein to the contrary, the appointment of a co-trustee pursuant to this Section 8.10 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to an Administrative Agent hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to such Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11. Appointment of Office or Agency. As specified in a Series Supplement, the Trustee shall appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates of the related Series and this Agreement may be served.

                  SECTION 8.12. Representations and Warranties of Trustee. The Trustee represents and warrants that:

                  (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

                (ii) neither the execution nor the delivery by the Trustee of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will violate its charter documents or by-laws.

              (iii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein and in each Series Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                 (iv) this Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                   ARTICLE IX

                                   Termination

               SECTION 9.01. Termination upon Purchase or Liquidation of All Deposited Assets. (a) The respective obligations and responsibilities under this Agreement of the Depositor, the Administrative Agent, if any, and the Trustee (other than the obligations of any such Administrative Agent to provide for and the Trustee to make distributions to Holders of the Certificates of any given Series as hereafter set forth) shall terminate upon the distribution to such Holders of all amounts held in all the Accounts for such Series or by an Administrative Agent, if any, and required to be paid to such Holders pursuant to this Agreement on the Distribution Date coinciding with or following the earlier to occur of (i) if and as provided in the Series Supplement for such Series, the purchase by, and at the sole option of, the Administrative Agent, if any, or the Depositor, as provided in the Series Supplement for such Series, of all remaining Deposited Assets for such Series in the Trust for such Series on any Distribution Date, provided that such option may be exercised only if the aggregate principal amount of such Deposited Assets at the time of any such purchase is less than 10% (or such other percentage as may be specified in such Series Supplement) of the aggregate principal amount of all Deposited Assets deposited in such Trust as of the applicable Cut-off Date and (ii) the final payment on or other liquidation (which may include redemption or other purchase thereof by the applicable Term Assets Issuer) (or any Advance with respect thereto) of the last Deposited Asset remaining in the Trust for such Series or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

               (b) The Depositor or an Administrative Agent, as the case may be, shall exercise its option to purchase all the Deposited Assets remaining in the Trust pursuant to clause (i) of Section 9.01(a) not later than 91 days prior to the anticipated date of purchase of all such Deposited Assets, at a price as may be specified in the applicable Series Supplement; provided, however, that such price shall not be less than the then outstanding aggregate principal amount of such Deposited Assets as determined on the date of purchase. The proceeds of such purchase will be deposited into the Certificate Account and applied in the same manner and priority that collections on Deposited Assets would be applied as provided in the applicable Series Supplement.


               (c) Written notice of any termination shall be provided as set forth in Section 10.05.

               (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Scheduled Distribution Date, or the Distribution Date coinciding with or next following the earlier to occur of the occurrences specified in clauses (i) and (ii) of Section 9.01(a), with respect to the applicable Series of Certificates, the Trustee shall distribute to each Holder presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered, if not in connection with the purchase by an Administrative Agent or the Depositor of all the Deposited Assets or (ii) as specified in the applicable Series Supplement, if in connection with an Administrative Agent's purchase of all the remaining Deposited Assets. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 9.01 and Section 4.01 hereof. Immediately following the deposit of funds in trust hereunder, the Trust for such Series shall terminate.

                                    ARTICLE X

                            Miscellaneous Provisions

               SECTION 10.01. Amendment. (a) This Agreement may be amended from time to time by the Depositor and the Trustee without notice to or the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; (ii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently that any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders); (iii) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders; (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement, so long as (x) any such amendment described in (i) through (iv) will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency rating such Certificates to reduce or withdraw the then current rating thereof; (v) to comply with any requirements imposed by the Code; (vi) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than Bankers

Trust Company as Trustee for a Series of Certificates, and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the separate Trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.01 hereof; (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Certificates of one or more Series or to add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder; or (viii) to provide for the issuance of a new Series of Certificates pursuant to a Series Supplement issued hereunder pursuant to Sections 5.01 and 5.13 hereof.

               (b) Without limiting the generality of the foregoing, with respect to any Series this Agreement may also be modified or amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates representing the Required Percentage--Amendment of the aggregate Voting Rights of those Certificates to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or alter the timing of, payments received on Deposited Assets which are required to be distributed on any Certificate without the unanimous consent of the Holders of such Certificates, (ii) adversely affect in any material respect the interests of the Holders of any Series (or Class within such Series) of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Series or Class evidencing not less than the Required Percentage--Amendment of the aggregate Voting Rights of such Series or Class or (iii) reduce the percentage of aggregate Voting Rights required by (ii), as described in (ii), without the consent of the Holders of all Certificates of such Series or Class then Outstanding and provided further that the Depositor shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, any such amendment would not affect the characterization of the Trust as a "grantor trust" for federal income tax purposes. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 10.01, Certificates registered in the name of the Depositor, or any Affiliate thereof, shall be entitled to Voting Rights with respect to matters affecting such Certificates; and provided further that in the event the Rating Agency Condition is not satisfied with respect to such modification or amendment, the Required Percentage--Amendment shall be increased to require an aggregate percentage of the aggregate Voting Rights in the amount specified in the applicable Series Supplement. Notwithstanding any other provision of this Agreement, this Section 10.01(b) shall not be amended without the unanimous consent of the Holders of all such Certificates.

               (c) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series or Class and to the Rating Agency. It shall not be necessary for the consent of Certificate-holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

               SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               SECTION 10.03. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of then.

               (b) No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               (c) No Certificateholder of a given Series shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of breach and of the continuance thereof and unless also the Holders of Certificates of such Series evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable indemnity referred to above. It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Holders of Certificates of such Series shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               SECTION 10.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               SECTION 10.05. Notices. All directions, demands and notices hereunder shall be in writing and shall be delivered as set forth in the applicable Series Supplement. Any notice required to be provided to a Holder of a Registered Certificate shall be given by first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. Any notice required to be given to a holder of a Bearer Certificate or Coupon shall be published in an Authorized Newspaper or Newspapers in such Place or Places of Distribution as may be specified for a given Series in the applicable Series Supplement, and such notice shall be deemed sufficient if published on two separate Business Days within two Business Days of the time prescribed in this Agreement.

               SECTION 10.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               SECTION 10.07. Notice to Rating Agency. The Trustee shall use its best efforts promptly to provide notice to the Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any change or amendment to this Agreement;

               (ii) the occurrence of any Administrative Agent Termination
 Event;

           (iii) the resignation or termination of an Administrative Agent, if any, or the Trustee;

           (iv) the repurchase or substitution of Deposited Assets, if any, pursuant to Section 2.03;

                  (v) the final payment to Holders of the Certificates of any Class;

                  (vi) any change in the location of the Certificate Account;
 and

           (vii) any event that would result in the inability of the Trustee to make Advances.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.02 and the Administrative Agent, if any, or otherwise the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  (i) each annual statement as to compliance described in
 Section 3.15; and

           (ii) each annual independent public accountants' servicing report described in Section 3.16.

Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified in the applicable Series Supplement.

               SECTION 10.08. Grant of Security Interest. It is the express intent of the parties hereto that each conveyance of any Deposited Assets by the Depositor to the Trustee be, and be construed as, a sale of the Deposited Assets by the Depositor and not a pledge of any Deposited Assets by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, any Deposited Assets are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of such Deposited Assets by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York, or such other State as may be specified in the related Series Supplement; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all the Depositor's right, title and interest in and to such Deposited Assets and all amounts payable to the holders of such Deposited Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the applicable Certificate Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to such Deposited Assets and the applicable Trust; and (4) notifications to persons holding such property, and acknowledgements, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgements, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Deposited Assets and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the Grant pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Deposited Assets and assets constituting the applicable Trust by the Depositor to the Trustee. The Depositor and the Trustee shall to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Deposited Assets, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for so long as any of the Deposited Assets remain outstanding. Without limiting the generality of the foregoing, the Trustee shall file, or shall cause to be filed, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Deposited Assets, including (x) continuation statements and (y) such other statements as may be occasioned by (1) any change of name of the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Depositor or (3) any transfer of any interest of the Depositor in any Deposited Asset.

               SECTION 10.09. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each of the Trustee (including any Co-Trustee) the Administrative Agent, if any, (including any Sub-Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the

Closing Date acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

               SECTION 10.10. No Recourse. Provided that there exists no default on the Deposited Assets, neither the Trustee (including any Co-Trustee), the Administrative Agent, if any (including any Sub-Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent) nor the Depositor shall have any recourse to the Deposited Assets, except as specifically provided in the related Series Supplement.

               SECTION 10.11. Article and Section References. All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

               IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                 STRUCTURED PRODUCTS CORP.,
                                 as Depositor,

                                      by
                                           /s/ Michael R. Schwartz
                                           ------------------------
                                           Name:  Michael R. Schwartz
                                           Title: Vice President

                                 BANKERS TRUST COMPANY, as Trustee,

                                      by
                                           /s/ Louis Bodi
                                           ------------------------
                                           Name:  Louis Bodi
                                           Title: Assistant Vice President

                                    SERIES 1 SUPPLEMENT dated as of March 29,
                           1995 (this "Series Supplement") between STRUCTURED PRODUCTS CORP., a Delaware corporation, as depositor (the "Depositor"), and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

                  Pursuant to the Trust Agreement dated as of March 29, 1995 (as amended and supplemented from time to time with respect to any Series of trust certificates issued pursuant thereto and pursuant to a Series Supplement, the "Agreement"), among the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Agreement for the purpose of creating a trust. Section 5.13 of the Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Agreement.

                  Pursuant to this Series Supplement, the Depositor and the Trustee shall create and establish a new trust to be known as the TIERS Trust 1 and a new Series of trust certificates to be issued thereby, which certificates shall be known as the Structured Treasury Escalating Pass-Through Certificates, Series 1 (the "Certificates"), and the Depositor and the Trustee shall herein specify certain terms and conditions in respect thereof.

                  The Certificates shall be Fixed Rate Certificates which have an aggregate Initial Certificate Principal Balance of $50,000,000 and which entitle the holders thereof to distributions thereon at the Pass-Through Rate on the Certificate Principal Balance to the extent of collections received by the Trustee.

                  On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Agreement.

                  SECTION 1. Certain Defined Terms. (a) All terms used in this Series Supplement that are defined in the Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Agreement also contains rules as to usage which shall be applicable hereto.

                  (b) Pursuant to Article I of the Agreement, the meaning of certain defined terms used in the Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

                  "Available Funds": For any Distribution Date, the aggregate amount received during the related Collection Period with respect to payments on or in respect of the Term Assets (including any interest or other reinvestment income received with respect to the foregoing and any proceeds from the sale of any Term Assets pursuant to the Warrant Instruments or otherwise), net of amounts payable to the Trustee as listed on Schedule 2 hereto as "Defeased Trustee Fees".

                  "Balance Payment": For any Distribution Date, the excess, if any, of Available Funds over the Step-up Coupon
Payment distributed to Certificateholders with respect to

such Distribution Date.

                  "Business Day": Any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Call Price": As defined in the Warrant Instru-ments.

                  "Certificateholder" or "Holder": With respect to any Outstanding Certificate, the Registered Holder thereof.

                  "Certificate Principal Balance": For any Certificate, on any date of determination, an amount equal to (a) the Certificate Principal Balance indicated on the face thereof on the Closing Date, minus (b) the aggregate amount of all Balance Payments distributed with respect to such Certificate through such date.

                  "Closing Date":  March 29, 1995.

                  "Collection Period": The period from but excluding the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Cut-off Date), or the next succeeding Business Day, if such Distribution Date is not a Business Day, through and including the current Distribution Date, or if such Distribution Date is not a Business Day, through and including the next succeeding Business Day.

                  "Corporate Trust Office":  Bankers Trust Company,

Four Albany Street, New York, New York 10006, Attention:
Corporate Trust and Agency Group, or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

                  "Cut-off Date":  March 29, 1995.

                  "Depositary":  The Depository Trust Company.

                  "Deposited Assets": The amount deposited pursuant to Section 2(a) hereof and, upon purchase pursuant to Section 2(b), the Term Assets.

                  "Depositor's Exchange Right":  As defined in
Section 12(a) hereof.

                  "Distribution Dates": The fifteenth day of each February and August, commencing August 15, 1995, through and including the Final Distribution Date.

                  "Eligible Expenses": With respect to any Distribution Date, an amount equal to the customary and reasonable expenses of the Trustee and its agents (including, without limitation, reasonable fees and expenses of their counsel and reasonable fees and expenses of the Independent certified public accountant for the Trust) incurred in performing its required duties under the Agreement, whether such duties are in the ordinary course or result from extraordinary circumstances or are related to the Depositor's Exchange Right.

                  "Event of Default": A default in the payment of any amount on any of the Term Assets after such amount becomes due and payable (subject to any applicable grace period).

                  "Exercise Notice": As defined in Section 9(b) hereof.

                  "Final Distribution Date": February 15, 2005, or if such day is not a Business Day, the next succeeding
Business Day.

                  "Initial Certificate Principal Balance": The aggregate Certificate Principal Balance as of the Closing Date, which is $50,000,000.

                  "Interest Accrual Period": With respect to any Distribution Date, the period from and including the immediately preceding Distribution Date (or, in the case of the first Interest Accrual Period, from and including the Closing Date) to but excluding the current Distribution Date.

                  "Minimum Permitted Investments Rating": A rating of A1+ by S&P and P1 by Moody's.


                  "NYSE":  The New York Stock Exchange, Inc.

                  "Pass-Through Rate": With respect to the Interest Accrual Period for each Distribution Date occurring on or before February 15, 1996, 7.20% (the "Initial Pass-Through Rate"), and with respect to the Interest Accrual Period for any Distribution Date thereafter, the Pass-Through Rate shall be increased on each February 15, beginning Febru-ary 15, 1996, to be equal to the Pass-Through Rate applicable to the immediately preceding Interest Accrual Period, plus the Coupon Step-up set forth below for the related period:

      Coupon Step-up                                      Coupon
           Date                                          Step-up
     ---------------                                     -------
     February 15, 1996                               0.05% per annum
     February 15, 1997                               0.05% per annum
     February 15, 1998                               0.10% per annum
     February 15, 1999                               0.10% per annum
     February 15, 2000                               0.10% per annum
     February 15, 2001                               0.10% per annum
     February 15, 2002                               0.10% per annum
     February 15, 2003                               0.15% per annum
     February 15, 2004                               0.25% per annum


                  "Place of Distribution":  New York, New York.

                  "Rating Agencies":  Standard & Poor's Ratings
Group ("S&P"), a division of McGraw-Hill Inc., Moody's Investors Service, Inc. ("Moody's") and any successor to either of the foregoing.

                  "Record Date": With respect to any Distribution Date, the day immediately preceding such Distribution Date; provided, however, that no Record Date shall be applicable to distributions to be made after the occurrence of a Trust Termination Event or on the Final Distribution Date.

                  "Required Percentage--Direction of Trustee": For purposes of this Series Supplement, 66-2/3% of the aggregate Voting Rights of the Certificates.

                  "Required Percentage--Remedies": For purposes of this Series Supplement, 25% of the aggregate Voting Rights of the Certificates.

                  "Required Rating":  Aaa by Moody's Investors
Service and AAA by Standard & Poor's Ratings Group.

                  "Specified Currency":  United States Dollars.

                  "Step-up Coupon Payment": For any Distribution Date, the

amount accrued on the aggregate Certificate Principal Balance of the Certificates during the Interest Accrual Period ending immediately prior to such Distribution Date, computed at the Pass-Through Rate applicable to such Interest Accrual Period, assuming for purposes of such computation a year of 360 days composed of twelve months of 30 days each.

                  "Term Assets":  The Treasury Securities.

                  "Term Asset Payment Date": The fifteenth day of each February and August, with the first payment following the Cut-off Date to occur on August 15, 1995; provided, however, that if any Term Assets Payment Date would otherwise fall on a day that is not a Business Day, such Term Asset Payment Date will be the following day that is a Business Day.

                  "TIERS"(sm) and "Trust Investment Enhanced Return Securities"(sm): are service marks of Salomon Brothers Inc.

                  "Treasury Notes":  The United States Treasury
Notes identified in Schedule 1 hereto.

                  "Treasury Securities": The Treasury Notes and the pool of Treasury STRIPS identified in Schedule 1 hereto.

                  "Treasury STRIPS": "Stripped" interest payments on United States Treasury Bonds which have been created pursuant to the Department of Treasury's Separate Trading of Registered Interest and Principal of Securities program.

                  "Trust":  TIERS Trust 1.

                  "Trust Termination Event": (a) The unanimous vote of Certificateholders to terminate the Trust, subject to the written consent of the holders of all outstanding Warrant Instruments or (b) the sale by the Trustee, on behalf of the Trust, of all of the Term Assets remaining in the Trust at any time to holders of the Warrant Instruments pursuant to the terms thereof and hereof.

                  "Warrant":  As defined in the Warrant Instrument.

                  "Warrant Agent": Bankers Trust Company, or any successor thereto as warrant agent under the Warrant Agent Agreement.

                  "Warrant Agent Agreement":  The Warrant Agent
Agreement, dated as of the Closing Date, relating to the Call Warrants, between the Depositor, the Trustee and the Warrant Agent.

                  "Warrant Instrument": Any one of the warrant instruments substantially in the form attached hereto as Exhibit B authenticated by the Warrant Agent, evidencing Warrants representing the right of each holder thereof to purchase, at its option, on a pro rata basis among the Term Assets, a stated amount of the Term Assets at the applicable Call Price.

                  "Warrantholder": The holder of a Warrant Instru-ment as indicated by the register of the Warrant Agent.

                  SECTION 2. Creation and Declaration of Trust; Grant of Deposited Assets; Acceptance by Trustee. (a) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.01 of the Agreement, has delivered or caused to be delivered to the Trustee, for deposit in the Certificate Account, $51,101,239.80 in exchange for the delivery to, or at the direction of the Depositor, of (i) all of the Certificates, representing an undivided beneficial interest in all of the assets of the Trust, subject to the rights of the Warrantholders under the Warrant Instruments, and (ii) all of the Warrant Instruments, evidencing, in the aggregate, all of the Warrants representing the right to purchase all or a portion of the Term Assets, at the option of the holder or holders of the Warrant Instruments, and does hereby direct the Trustee to use such amount to purchase the Treasury Securities identified in the Schedule of Treasury Securities attached hereto as Schedule 1, on behalf and for the benefit of the Certificateholders and the Warrantholders.

                  (b) The Trustee hereby (i) acknowledges such deposit, pursuant to subsection (a) above, and receipt by it of $51,101,239.80, and agrees to promptly use such amount to purchase the Treasury Securities identified in
Schedule 1 hereto, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distributions of assets of the Trust as may be required pursuant to this Series Supplement, the Agreement, the Certificates, the Warrant Agent Agreement and the Warrant Instruments, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of Eligible Expenses under
Section 16 hereof shall not release the Trustee from its duties herein or therein.

                  SECTION 3. Designation. There is hereby created a Series of trust certificates to be issued pursuant to the Agreement and this Series Supplement to be known as "Structured Treasury Escalating Pass-Through Certificates, Series 1". The Certificates shall be issued in a single Class in the form set forth in Section 7 hereof.

                  SECTION 4. Date of the Certificates. The Certificates that are authenticated and delivered by the Trustee to or upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication. The Certificates shall all be originally issued on the Closing Date.

                  SECTION 5. Principal Amount and Denominations. The maximum Certificate Principal Balance that may be au- thenticated and delivered under the Agreement and this Series Supplement is $50,000,000. The Certificates are issuable in minimum denominations of $1,000 and in integral multiples thereof.

                  SECTION 6. Currency of the Certificates. All distributions on the Certificates will be made in the Specified Currency.

                  SECTION 7. Form of Securities. The Certificates shall be Registered Certificates and will be represented by one or more Global Securities issued in accordance with Section 5.09 of the Agreement and initially registered in the name of Cede & Co. as nominee of The Depository Trust Company. The Certificates shall be in the form attached hereto as Exhibit A.

                  SECTION 8. Call Warrant. (a) Concurrently with the execution of this Series Supplement, the Trustee shall execute the Warrant Agent Agreement and one Warrant Instrument, dated as of the date hereof and substantially in the form of Exhibit B hereto, and initially evidencing all of the Warrants. It shall be a condition to the effectiveness of this Series Supplement that the Warrant Agent Agreement and such Warrant Instrument shall be effective as of the date hereof. The Trustee shall perform the Trust's obligations under the Warrant Agent Agreement and the Warrant Instruments in accordance with their respective terms.

                  (b) The Trustee shall be permitted to enter into any amendment of the Warrant Instruments and the Warrant Agent Agreement, in accordance with the terms thereof, to cure any ambiguity in, or to correct or supplement any provision of, the Warrant Instruments or the Warrant Agent Agreement; provided that (a) the Trustee has received an opinion of counsel to the effect that such amendment (i) will not materially adversely affect the interests of the Certificateholders and (ii) will not alter the status of the Trust as a grantor trust for Federal income tax purposes; provided, however, that counsel giving such opinion may conclusively rely upon an officer's certificate of the Depositor with respect to the existence of any materially adverse effects of a non-legal nature. In the event the Trustee receives any other request from the Warrant Agent for approval of any consent, waiver or other modification of the Warrant Instruments or the Warrant Agent Agreement, the Trustee shall promptly deliver notice of such proposed consent, waiver or modification to each Certificateholder and shall request from the Certificateholders instructions as to whether or not to give or execute such consent, waiver or modification. Upon the direction of Holders of Certificates evidencing not less than the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the affected Certificates, the Trustee shall enter into such consent, waiver or other modification of the Warrant Instruments or the Warrant Agent Agreement; provided that the Trustee shall have received an opinion of counsel to the effect that such consent, waiver or other modification will not alter the status of the Trust as a grantor trust for Federal income tax purposes; and provided further, that the Trustee shall not enter into any such consent, waiver or other modification if the Trustee determines (based upon advice of counsel upon which advice the Trustee may conclusively rely) that such consent, waiver or other modification would alter the dates on which Warrants are exercisable or the amounts payable upon exercise of a Warrant without obtaining the prior consent of Certificateholders evidencing

100% of the aggregate Voting Rights of the affected Certificates.

                  (c) Notwithstanding clause (b) above, the Trustee shall not enter into any amendment to any Warrant Instrument or the Warrant Agent Agreement unless (i) the Trustee has been advised by each Rating Agency that such amendment would not result in the downgrading or withdrawal of its then current rating of the Certificates or (ii) the Depositor has given written notice to each Rating Agency of such amendment and has not received notice from any such Rating Agency within 10 Business Days of the giving of such notice that such amendment would result in a downgrading or withdrawal of its then current rating of the Certificates and the Depositor has delivered an Officer's Certificate to the Trustee stating that the Depositor has given such notice to each Rating Agency and has not received back from any such Rating Agency notice that such amendment would result in such downgrading or withdrawal within such 10 Business Day period.

                  (d) It is expressly understood that the provisions of clauses
(b) and (c) above shall not apply to transfers of Warrant Instruments in accordance with the terms thereof.

                  SECTION 9. Obligations to Warrantholders. (a) Upon the exercise of any Warrant Instrument in accordance with the terms of the Warrant Instruments, the Trustee shall deliver or cause to be delivered upon the written direction of the Warrant Agent, by 1:00 p.m. (New York City time) on the related Call Date, a ratable portion of each of the Treasury Securities as specified in the exercised Warrant Instrument, provided that the Trustee shall have received notice of the exercise thereof from the Warrant Agent in accordance with the terms of the Warrant Instruments and shall have received from the Warrant Agent an amount, in immediately available funds in a form acceptable to the Trustee, equal to the Call Price for such ratable portion of the Treasury Securities, by 1:00 p.m. (New York City time) on the related Call Date, by instructing the appropriate Federal Reserve Bank to credit such Treasury Securities to the account of the exercising Warrantholder or its nominee.

                  (b) The Trustee shall notify the Certificatehold-ers, the NYSE and the Rating Agencies upon receipt of any notice, pursuant to the provision of the Warrant Instruments, of a Warrantholder's intent to exercise all or a portion of its Warrants ("Exercise Notice") and upon the cancellation of any Warrants due to the failure of a

Warrantholder to pay the Call Price in accordance with the Warrant Instrument.


                  (c) Upon receipt of the Call Price pursuant to Section 9(a), the Trustee shall include any such amount in Available Funds with respect to the related Distribution Date.

                  SECTION 10. Distributions. (a) On each Distribution Date, the Trustee shall distribute to the Certificate-holders, to the extent of Available Funds, if any, an amount equal to the sum of (a) the Step-up Coupon Payment and
(b) the Balance Payment; provided, however, that if any such date is not a Business Day, the Trustee shall make such distribution on the next succeeding Business Day; and provided further, that if the Trustee has not received any payment owed on the Term Assets by 4:00 p.m. (New York City time) on such Distribution Date, or the Business Day next succeeding such Distribution Date, as applicable, the Trustee shall upon receipt of such funds make such distribution no later than the next succeeding Business Day (and no additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of any such delay); and provided further, that if an Event of Default shall have occurred and the Eligible Expenses of the Trustee shall not have been reimbursed pursuant to clause (i) of Section 16, Available Funds shall be used to pay such unreimbursed Eligible Expenses prior to the payment of the Step-up Coupon Payment or the Balance Payment.

                  (b) Distributions to the Certificateholders with respect to each Distribution Date will be made to the Cer-tificateholders of record on the related Record Date (except as otherwise provided in Section 11 hereof in respect of the final distribution).

                  (c) All distributions to Certificateholders shall be allocated pro rata among the Certificateholders based on the respective Certificate Principal Balance of the Certificates held by each such Certificateholder as of the Record Date with respect to such Distribution Date.

                  (d) Subject to Section 10(a) and Section 11 hereof, the Trustee will pay in immediately available funds on each Distribution Date, all amounts payable to each Certifi-cateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the

Trustee in writing fifteen days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payment shall be made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(d) unless a new instruction is delivered fifteen days prior to a Distribution Date.

                  (e) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series

Supplement. The Trustee shall in no way be responsible or liable to the Certifi-cateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Certificate Principal Balances.

                  SECTION 11. Final Distributions and Termination. (a) Except as otherwise provided in Section 9.01 of the Agreement, the final distribution with respect to the Certificates shall be made to the Certificateholders from Available Funds only upon the presentation and surrender of such Certificates at the Corporate Trust Office or such other office of the Trustee as may be specified in the notice referred to in Section 11(b).

                  (b) Except as otherwise provided in Section 9.01 of the Agreement, whenever the Trustee expects that the final distribution with respect to the Certificates will be made on the next Distribution Date, or the first Business Day thereafter, as applicable, the Trustee shall, no later than the related Record Date for the then-current Distribution Date, give notice to each Certificateholder on such date:

                  (i) of the date that the Trustee expects that the final distribution with respect to the Certificates will be made but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other office of the Trustee specified in such notice;

               (ii) of the expected amount of such final distribution for each Certificate per initial $1,000 Certificate Principal Balance; and

            (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made to Certificateholders only upon presentation and surrender of the Certificate or Certificates of each such Certificateholder at the Corporate Trust Office or such other specified office or agency of the Trustee.

                  Notwithstanding (c) below, except for any reports and other information required to be provided to Certifi-cateholders hereunder and under the Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certifi-cateholders of all amounts to be distributed to them and the payment in full or disposition pursuant to the Warrant Instruments of all Term Assets held by the Trustee. The Trust shall thereupon terminate.

                  (c) Any funds not distributed to a Certificate-holder on such Distribution Date because of the failure of such Certificateholder to tender its Certificate or Certificates shall, on such date, be set aside and held in trust and credited to the account of such non-tendering Certifi-cateholder. If any

Certificates to which notice has been given pursuant to this Section 11 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall give a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Cer-tificateholders shall be paid from the assets remaining in trust. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall thereafter hold such amounts for the benefit of such Certificateholders, subject to any applicable escheat statutes. No interest shall accrue on or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate or Certificates for the final distribution in respect thereto in accordance with this Section 11.

                  SECTION 12. The Depositor's Exchange Right. (a) The Depositor will have the right (the "Depositor's Exchange Right") on any date, or if such date is not a Business Day, the next succeeding Business Day, to require the Trustee to exchange any Certificates held by the Depositor for its own account for a pro rata portion (based on the ratio of the Certificate Principal Balance of such Certificates to the aggregate Certificate Principal Balance) of each of the Term Assets (excluding the portion of the Term Assets payable to the trustee as listed on Schedule 2 hereto as "Defeased Trustee Fees" and taking into account the minimum denominations thereof); provided, however, that, except for Certificates relating to a pro rata portion of the Term Assets equal in amount to the pro rata portion of the Term Assets the Warrants with respect to which shall have been cancelled without being exercised pursuant to the terms of the Warrant Instruments, such exercise of the Depositor's Exchange Right shall be given effect only if, upon such exchange, the Depositor remits to the Warrant Agent for cancellation by the Warrant Agent (and the Depositor certifies to the Trustee that it has so remitted such Warrant Instruments), Warrant Instruments held for its own account evidencing Warrants representing the right to purchase a corresponding amount of the Treasury Securities. Any such exchange may be accomplished in accordance with any Depositor transfer and delivery instructions contained on the reverse side of the exchanged Certificate by causing the appropriate depositary to credit the Term Assets to an account of the Depositor with the depositary or an account of a designated participant in the depositary or through such other means as may be expressed in writing by the Depositor.

                  (b) Any tender of a Certificate for exchange pursuant to this Section 12 shall be irrevocable.

                  SECTION 13. Delivery of Term Assets. Notwithstanding any other provision to the contrary contained herein or in the Agreement, in the event that the Trustee is unable to confirm by 1:30 p.m. on the third Business Day following the Closing Date that the applicable depository institution has been given irrevocable instructions to deliver, in aggregate, all of the Term Assets set forth in Schedule 1, the Trustee shall declare the termination of the Trust and shall distribute to Cede & Co., as the holder of the Global Security representing the Initial Certificate Principal Balance, the Initial Certificate Principal Balance and accrued interest thereon for distribution to the Certificate Owners in same-day funds in accordance with the Depository Agreement, in exchange for the Global Security which the Trustee shall thereafter cancel in accordance with Section 5.08 of the Agreement. The Trust shall thereupon terminate.

                  SECTION 14. Termination of Trust. (a) Immediately upon the occurrence of any Trust Termination Event the Trustee shall declare the termination of the Trust.

                  (b) Promptly after the Trustee has received an Exercise Notice indicating the Warrantholders' intent to purchase all of the Term Assets remaining in the Trust at any time, which upon such exercise would constitute the occurrence of a Trust Termination Event, and in any event within 2 days of the receipt of such Exercise Notice, the Trustee shall provide notice to the Certificateholders of the expected occurrence of a Trust Termination Event, the termination of the Trust and that Certificateholders shall surrender their Certificates to the Trustee in exchange for the net proceeds of the sale of the Term Assets to the Warrantholders. Such notice shall also specify (i) that the Trust Termination Event will not occur unless the Warrant Agent has received, by 4:30 p.m. on the Business Day preceding the applicable Call Date, the aggregate Call Price for all of the Term Assets, (ii) the location and hours of the Corporate Trust Office at which Certificates should be presented and surrendered and (iii) that each Certificate-holder must supply bank wire transfer instructions in writing to the Trustee with respect to all amounts to be distributed in respect of the Term Assets and any other assets of the Trust.

                  (c) After the Trustee has received the Certificates of the Certificateholders and appropriate bank wire instructions in writing from the Certificateholders with respect to the proceeds of the sale of the Term Assets, the Trustee shall distribute the proceeds of the sale thereof and any other assets held by the Trust to each of the Certificateholders, in each case based upon the Certificate Principal Balances as determined immediately prior to any sale of Term Assets. Any such distribution shall be made in accordance with the transfer instructions of such Certifi-cateholder by, if applicable, causing the Depositary to credit such amount to an account of such Certificateholder with the Depositary or an account of a designated participant of the Depositary. No interest shall accrue on, and no investments will be made with, any such funds in the Certificate Account awaiting distribution to Certificateholders.

                  (d) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Term Assets held by the Trustee. The Trust shall thereupon terminate.

                  SECTION 15. Limitation of Powers and Duties. (a) The Trustee shall administer the Trust and the Deposited Assets solely as specified herein and in the Agreement.

                  (b) The Trust is constituted solely for the purpose of acquiring and holding the Deposited Assets. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders (except pursuant to the Warrant Instruments and Sections 12 and 14 hereof) or (ii) to do anything that would cause the Trust to fail or cease to qualify as a grantor trust for Federal income tax purposes.

                  (c) The Trustee, as a holder of the Term Assets, has the right to vote and give consents and waivers in respect of the Term Assets and enforce such other rights of a holder of the Term Assets except as otherwise limited by the Agreement or this Series Supplement. In the event that the Trustee receives a request from the United States or, if applicable, the depositary with respect to the Term Assets, for the Trustee's consent to any amendment, modification or waiver of the Term Assets, or any document thereunder, or relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Trustee shall within two Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Certificate-holders as to what action to take in response to such request. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the Certificate Principal Balances) as the Certificates of the Trust were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) unless such vote or consent would not, based on an Opinion of Counsel, alter the status of the Trust as a grantor trust under the Code, (ii) which would alter the timing or amount of any payment on the Term Assets (including, without limitation, any demand to accelerate the Term Assets), except in the case of any action which would prevent the acceleration of principal payments on the Term Assets after the occurrence of a default on the Term Assets or the occurrence of an event which, with the passage of time will become a default, and with the consent of Certifi-cateholders representing 100% of the aggregate Voting Rights of the Certificates or (iii) which would result in the exchange or substitution of any Term Asset pursuant to a plan for the refunding or refinancing of such Term Asset, except in the event of a default on the Term Assets, and only with the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates and 100% of the Warrantholders. The Trustee shall have no liability for any failure to act resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificate-holders.

                  (d) Notwithstanding any provision of the Agreement to the contrary, for purposes of any security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any action undertaken at the direction of the Certificateholders, which the Trustee may require from the Certificateholders prior to taking any such action, an unsecured indemnity agreement of a Certificate-holder or any of its Affiliates, if acceptable to the Trustee, shall be deemed sufficient to satisfy such security or indemnity requirement. The Trustee acknowledges that an unsecured indemnity agreement from any Certificateholder that is an institutional investor whose long-term debt or claims paying ability is rated investment grade by the Rating Agencies at such time shall be acceptable for such purpose.

                  (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent, and Registrar.

                  SECTION 16. Compensation of Trustee. As compensation for its duties hereunder, the Trustee shall be entitled to receive payment in the following manner:

                  (i) the Trustee shall be entitled to all investment earnings on amounts on deposit in the Certificate Account held by the Trust and amounts payable to the Trustee from Available Funds as listed on
         Schedule 2 hereto as "Defeased Trustee Fees"; and

             (ii) to the extent Eligible Expenses are not reimbursed under clause (i) above or, after the occurrence of an Event of Default, under
         Section 10(a) above, the Trustee shall be reimbursed for Eligible Expenses by the Depositor or pursuant to such other arrangements as may be satisfactory to the Trustee.

In the case of Eligible Expenses reimbursable to the Trustee pursuant to clause
(ii), failure by the Depositor to reimburse the Trustee, or failure of such other arrangements to result in the reimbursement of the Trustee, shall not entitle the Trustee to any reimbursement from the Trust or the Depositor, nor shall such failure release the Trustee from the duties it is required to perform under the Agreement. Such unreimbursed Eligible Expenses (or any expenses other than Eligible Expenses) shall not be borne by the Trust and shall not constitute a claim against the Trust but shall be borne by the Trustee, in its individual capacity.

                  SECTION 17. Modification or Amendment. In addition to and notwithstanding anything to the contrary in the Agreement or this Series Supplement, the Trustee shall not enter into any modification or amendment of the Agreement or this Series Supplement, (i) which would adversely affect in any material respect the interests of the Warrantholders in the Term Assets without the consent of holders of Warrant Instruments representing 66 2/3% or more of the Warrants or (ii) which would alter the dates on which Warrants are exercisable or the amounts payable upon exercise of a Warrant, without the consent of the holders of all of the affected Warrants; provided, however, that the Trustee shall not enter into any modification or amendment of the Agreement or this Series Supplement unless such modification or amendment would not, based on an Opinion of Counsel, alter the status of the Trust as a grantor trust under the Code.

                  SECTION 18. Accounting. (a) Pursuant to Section 3.16 of the Agreement the Trustee shall cause the accountings with respect to Distribution Dates for the Certificates to be reviewed by an Independent certified public accountant within four months following the end of an Accounting Period. "Accounting Period" shall mean each 12- month period ending on the 30th day of June (or in the case of the first Accounting Period, the period from the Cut-off Date to June 30, 1995). The Depositor may change the timing of Accounting Periods upon written notice to the Trustee; provided, however, that the length of an Accounting Period may in no event exceed 12 months.

                  (b) Pursuant to Section 4.02 of the Agreement, the Trustee shall cause the statements to be prepared and forwarded as provided therein.

                  (c) An Independent certified public accountant for the Trust, in consideration for its duties as described herein and in Section 3.16 of the Agreement, shall be compensated by the Trustee for reasonable expenses and disbursements incurred in connection therewith. The Depositor retains the right to replace any Independent certified public accountant and the Independent certified public accountant retains the right to resign from its duties, in which case the Depositor shall appoint a successor thereto.

                  SECTION 19. Permitted Investments Rating. A security or obligation which would otherwise constitute a Permitted Investment shall not constitute a Permitted Investment unless it is rated, at the time of issuance to or purchase by the Trust, at least the Minimum Permitted Investments Rating.

                  SECTION 20. Remedies upon Event of Default. Upon the occurrence of an Event of Default, the Trustee shall proceed against the issuer of the Term Assets on behalf of the Certificateholders to enforce its rights under or in respect of the Term Assets or otherwise protect the interests of the Certificateholders.

                  SECTION 21. Notices. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered by facsimile followed by delivery by mail or delivered in any other manner specified herein, (i) in the case of the Depositor, to Structured Products Corp., Seven World Trade Center, New York, New York 10048, Attention: Secretary, facsimile number (212) 783-2601 or such other address as may hereafter be furnished to the Trustee in writing by the Depositor, and (ii) in the case of the Trustee or the Warrant Agent, to Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention:
Corporate Trust and Agency Group, facsimile number (212) 250-6439, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee and (iii) in the case of the NYSE, to New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, facsimile number (212) 656-5893, or such other address as may hereafter be furnished to the Depositor and the Trustee in writing by the NYSE.

                  (b) For purposes of delivering notices to the Rating Agency under Section 10.07 of the Agreement or otherwise, such notices shall be mailed or delivered as provided in Section 10.07 to: Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004; and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

                  (c) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Depositor to the Certificateholders without charge to such Certificateholders.

                  SECTION 22. Access to Certain Documentation. Access to documentation regarding the Deposited Assets will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificate-holder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

                  SECTION 23. Advances. There is no Administrative Agent specified herein; hence no person shall be permitted or obligated to make Advances as described in Section 4.03 of the Agreement.

                  SECTION 24. Indemnification. The Depositor (or an Affiliate thereof) shall indemnify and hold harmless the Trustee against any loss, liability or expense (other than an expense which is not an Eligible Expense) incurred in connection with any action relating to the Agreement or this Series Supplement, the Certificates, the Warrant Agent Agreement or the Warrant Instruments or the performance of the Trustee's duties hereunder or thereunder except as limited by Section 8.05 of the Agreement.

                  SECTION 25. Ratification of Agreement. With respect to the Series issued hereby, the Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

                  SECTION 26. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  SECTION 27. Governing Law. This Series Supplement and each Certificate issued hereunder shall be construed in accordance with and governed by the substantive laws of the State of New York applicable to agreements made and to be entirely performed therein.

                  IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            STRUCTURED PRODUCTS CORP.,
                                            as Depositor,

                                              by
                                                /s/ Michael R. Schwartz
                                                -----------------------------
                                                Name:  Michael R. Schwartz
                                                Title: Vice President

                                            BANKERS TRUST COMPANY,
                                            as Trustee,

                                              by
                                                 /s/ Louis Bodi
                                                 ----------------------------
                                                 Name:  Louis Bodi
                                                 Title: Assistant Vice President

                                                      Exhibit A


NUMBER                                                $____________
R-___                                        CUSIP NO. ____________

                  SEE REVERSE FOR CERTAIN DEFINITIONS

                  THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             TIERS TRUST 1

              STRUCTURED TREASURY ESCALATING PASS-THROUGH

                        CERTIFICATES, SERIES 1

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $35,000,000 aggregate principal amount of United States Treasury Notes and a pool of stripped interests in treasury securities (the "Treasury Strips") created under the Department of Treasury's STRIPS program having an aggregate face amount of $26,328,000 (collectively, the "Term Assets"). The Term Assets will be purchased by the Trust at the direction of Structured Products Corp. (the "Depositor") with the net proceeds of the sale of the Certificates by the Depositor and the consideration paid to the Trust by the Depositor for its retention of the Call Warrants (as defined below).

THIS CERTIFIES THAT ____________ is the registered owner of a ______________ nonassessable, fully-paid, fractional undivided interest in TIERS Trust 1 formed by the Depositor. Under the Trust Agreement, there will be distributed on the fifteenth day of each February and August, or if such day if not a Business Day, the next succeeding Business Day, commencing August 15, 1995 through and including the Expected Final Distribution Date (each a "Distribution Date"), to the extent of Available Funds (as defined below), an amount equal to the Step-up Coupon Payment and the Balance Payment. The Step-up Coupon Payment is the amount accrued on the aggregate Certificate Principal Balance of the Certificates over the corresponding Interest Accrual Period, computed at an initial Pass-Through Rate of 7.20% per annum (based on a 360-day year composed of twelve months of 30 days each) for each Distribution Date occurring on or before February 15, 1996, and increasing thereafter on each subsequent February 15th beginning February 15, 1996 to be equal to the Pass-Through Rate applicable to the immediately preceding Interest Accrual Period plus the Coupon Step-up set forth below for such dates:

          Coupon Step-up Date                         Coupon Step-up
          -------------------                         --------------
          February 15, 1996                           0.05% per annum
          February 15, 1997                           0.05% per annum
          February 15, 1998                           0.10% per annum
          February 15, 1999                           0.10% per annum
          February 15, 2000                           0.10% per annum
          February 15, 2001                           0.10% per annum
          February 15, 2002                           0.10% per annum
          February 15, 2003                           0.15% per annum
          February 15, 2004                           0.25% per annum

The Balance Payment will equal the excess, if any, of Available Funds over the Step-up Coupon Payment distributed to Certificateholders on that Distribution Date. For any Distribution Date, the aggregate Certificate Principal Balance of the Certificates will be reduced by the aggregate of all Balance Payments distributed through such Distribution Date, or if such Distribution Date is not a Business Day, through and including the next succeeding Business Day.

                  The Trust was created pursuant to a Trust Agreement dated as of March 29, 1995 (the "Agreement"), between the Depositor and Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series 1

Supplement dated as of March 29, 1995 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

                  This Certificate is one of the duly authorized Certificates designated as "Structured Treasury Escalating Pass-Through Certificates, Series 1" (herein called the "Certificates"). Concurrently with the issuance of the Certificates, the Trustee will issue warrants (the "Call Warrants") that represent the right to purchase the Term Assets in whole or in part on the Call Dates and at the Call Prices specified in the Call Warrants, thereby causing the early redemption at par of all or a portion of the Certificates. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Term Assets and all payments on or collections in respect of the Term Assets accrued on or after the Cut-off Date (the "Available Funds"), including any interest or other reinvestment income received with respect to the foregoing and any proceeds from the sale of the Term Assets pursuant to the Call Warrants or otherwise, but excluding certain amounts payable to the Trustee, all as more fully specified in the Trust Agreement; provided that the property of the Trust shall not include any Term Assets withdrawn from the Trust pursuant to the exercise, in whole or in part, of the Call Warrants or the Depositor's Exchange Right or any interest on or principal of the Term Assets received by the Trustee after the withdrawal of such Term Assets from the Trust.

                  Subject to the terms and conditions of the Trust Agreement and the Call Warrants (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is regis-tered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the day immediately preceding such Distribution Date; provided that no Record Date shall be applicable to distributions to be made after the occurrence of a Trust Termination Event or on the Expected Final Distribution Date. If a payment with respect to the Term Assets is not made to the Trustee by 4:00 p.m. (New York City time) on the date such payment is due, or if such payment is not made on the due date, the Trustee will upon receipt of such funds make such distribution on the next Business Day (and no additional amounts of interest shall accrue on the Certificates or be owed to Certificateholders as a result of any such delay); provided that, if an Event of Default has occurred and certain expenses of the Trustee have not been reimbursed as provided in the Trust Agreement, Available Funds will be applied first to reimburse such Trustee expenses prior to the payment of amounts owed to the Certificateholders.

                  Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust

Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed as of the date set forth below.

                                         STRUCTURED PRODUCTS CORP.,

                                            by
                                               --------------------
                                                Authorized Officer

Dated:  March 29, 1995

                TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates described in the Trust Agreement referred to herein.

BANKERS TRUST COMPANY, not in          ---------------------------------
its individual capacity but
solely as Trustee,             or      ---------------------------------
                                       as Authenticating Agent
                                       for the Trustee

    by                                     by

    --------------------------         ---------------------------------
    Authorized Signatory                   Authorized Signatory

                    (REVERSE OF TRUST CERTIFICATE)

                  The Certificates are limited in right of distribution to certain payments and collections respecting the Trust Agreement, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Term Assets (to the extent of its rights therein) for distributions hereunder.

                  Subject to the next paragraph and to certain exceptions provided in the Trust Agreement and the Call Warrants, the Trust Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of each Outstanding Class of Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Under the terms of the Call Warrants and the Trust Agreement, Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Term Assets without the consent of the holder of each outstanding Call Warrant. In addition, amendment of the Trust Agreement may require, and amendment of the Call Warrants generally will require, consent of the Warrantholders, all as provided in the Call Warrants and the Trust Agreement.

                  The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same principal amount, class, original issue date and maturi-ty, in authorized denominations as requested by the Holder surrendering the same.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is Bankers Trust Company, New York, New York.

                  No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                  The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Cer-tificateholders and retirement of the Deposited Assets, (ii) the occurrence of a Trust Termination Event in accordance with the terms of the Trust Agreement and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                              ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

-------------------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

-----------------------------------------------------------------Attorney to
transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                           -----------------------------*
                                                Signature Guaranteed;

                                           -----------------------------*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                  Exhibit B

      --------------------------------------------------------


                             TIERS TRUST 1

                          Warrant Instrument

                      Dated as of March 29, 1995

      --------------------------------------------------------




         THIS WARRANT INSTRUMENT HAS NOT BEEN, AND THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS WARRANT INSTRUMENT AND ANY WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT INSTRUMENT.

                                TABLE OF CONTENTS

1.  Exercise of Warrants............................................................................  1
        1.1          Manner of Exercise.............................................................  1
        1.2          Transfer of Term Assets........................................................  3
        1.3          Cancellation and Destruction of Warrant
                     Instrument.....................................................................  3
        1.4          No Rights as Holder of Term Assets Con-
                     ferred by Warrants.............................................................  3
        1.5          Certificate Asset Coverage Calculation.........................................  4

2.  Restrictions on Transfer........................................................................  4
        2.1          Restrictive Legends............................................................  4
        2.2          Notice of Proposed Transfer; Opinions of
                     Counsel........................................................................  5

3.      Registration and Transfer of Warrant Instruments,

        etc.........................................................................................  5
        3.1          Warrant Register; Ownership of Warrant
                     Instruments....................................................................  5
        3.2          Transfer and Exchange of Warrant Instru-
                     ments..........................................................................  6
        3.3          Replacement of Warrant Instruments.............................................  6
        3.4          Execution and Delivery of Warrant Instru-
                     ments by Trustee...............................................................  6

4.      Definitions.................................................................................  6

5.      Warrant Agent...............................................................................  8
        5.1          Limitation of Liability........................................................  8
        5.2          Duties of Warrant Agent........................................................  8
        5.3          Change of Warrant Agent.......................................................  11

6.      Miscellaneous..............................................................................  11
        6.1          Remedies......................................................................  11
        6.2          Limitation on Liabilities of Holder...........................................  11
        6.3          Notices.......................................................................  12
        6.4          Amendment.....................................................................  12
        6.5          Expiration....................................................................  13
        6.6          Descriptive Headings..........................................................  13
        6.7          Governing Law.................................................................  13
        6.8          Judicial Proceedings; Waiver of Jury..........................................  13
        6.9          Nonpetition Covenant..........................................................  14
        6.10         Covenant of Trustee...........................................................  15

FORM OF SUBSCRIPTION

FORM OF ASSIGNMENT


SCHEDULE 1           SCHEDULE OF TREASURY SECURITIES

                             TIERS TRUST 1

                          Warrant Instrument

No. W-__                                                        March 29, 1995

         TIERS TRUST 1 (the "Trust"), a trust created under the laws of the State of New York, for value received, hereby certifies that _________________ or registered assigns, is entitled to purchase a pro rata portion (subject to the calculation provisions of Section 1.5 hereof), based on the number of Warrants represented hereby, of the assets set forth on Schedule 1 hereto maturing on or after the Distribution Date following the Call Date of the exercise hereof at a purchase price equal to the applicable Call Price on such Call Date, all subject to the terms and conditions set forth below.

         This instrument (this "Warrant Instrument") represents 50 Warrants (as defined herein) originally issued in connection with the creation of the Trust pursuant to the Trust Agreement between Structured Products Corp., as depositor (the "Depositor"), and Bankers Trust Company, as trustee (the "Trustee"), and the purchase by the Trustee, on behalf of the Trust, of the Term Assets in accordance with the Trust Agreement. Certain capitalized terms used in this Warrant Instrument are defined in Article IV; capitalized terms used but not defined herein shall have the respective meanings set forth in the Trust Agreement; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Warrant Instrument and references to a "Section" are, unless otherwise specified, to one of the sections of this Warrant Instrument.

                               ARTICLE I

                         Exercise of Warrants

                  Section 1.1 Manner of Exercise. (a) The holder hereof shall, no earlier than 5 days prior to the last date for giving notice of the exercise hereof pursuant to clause (b) below (any such day, the "Valuation Date") with respect to a Call Date, obtain from any two securities dealers that are independent of such holder, the Depositor and their respective Affiliates a written quotation of the bid-side market price of the Term Assets at any time on the Valuation Date. In the event that the aggregate Call Price is less than the lower of such two quotations, the holder hereof may exercise this Warrant Instrument with respect to such Call Date, provided that the holder hereof shall deliver copies of such quotations to the Warrant Agent pursuant to clause (b) of this Section 1.1. In the event that the aggregate Call Price is greater than the lower of such two quotations, this Warrant Instrument may not be exercised with respect to such Call Date, and the holder hereof shall not give any notice pursuant to clause (b) below, unless the holder shall obtain written confirmation from each Rating Agency that such exercise would not result in a withdrawal or downgrading of the then current rating of the Certificates.

                           (b)  Subject to prior compliance with clause
(a) of this Section 1.1, this Warrant Instrument may be exercised by the holder hereof, in whole or in part, on any Call Date, subject to irrevocable prior written notice to the Warrant Agent delivered at any time on or before the Business Day that is at least 15 days before such Call Date, by surrender of this Warrant Instrument to the Warrant Agent at its office set forth in Section
6.3 no later than 4:30 p.m. on the Business Day prior to such Call Date, accompanied by a copy of either the quotations or the written confirmations from each Rating Agency referred to in clause (a) above and by a subscription in substantially the form attached to this Warrant Instrument (or a reasonable facsimile thereof) duly executed by such holder, provided that such holder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the applicable Call Price, in a manner such that funds will be available to the Warrant Agent no later than 4:30 p.m. on the Business Day prior to such Call Date, and such holder shall thereupon (so long as the Warrant Agent shall have received payment of the applicable Call Price from such holder and shall have paid such amount to the Trustee pursuant to Section 9(a) of the Trust Agreement) be entitled to receive the Term Assets purchased hereunder in accordance with this Article I. Any notice pursuant to this Section 1.1 shall be irrevocable by the holder hereof.

                           (c)  The Warrant Agent shall notify the
Trustee immediately upon receipt by the Warrant Agent of a notice by the holder of this Warrant Instrument and upon receipt of payment of the applicable Call Price from such holder pursuant to clause (b) of this Section 1.1. The Warrant Agent shall transfer each payment made by the holder hereof pursuant to clause
(b) of this Section 1.1 to the Trustee in immediately available funds, for application pursuant to the Trust Agreement, no later than 1:00 p.m. on the applicable Call Date (and, pending such transfer, shall hold each such payment for the benefit of the holder hereof in a segregated trust account).

                  Section 1.2 Transfer of Term Assets. As soon as practicable after each surrender of this Warrant Instrument, in whole or in part, and no later than 5:00 p.m. on the Business Day prior to the applicable Call Date, provided that the holder shall have, pursuant to Section 1.1, made payment of the applicable Call Price to the Warrant Agent and furnished the Warrant Agent all necessary information therefor, including but not limited to the registered name of the transferee and the delivery instructions for the transferee, the Warrant Agent shall instruct the Trustee to cause the pro rata portion of the Term Assets purchased hereunder to be registered on the book-entry system of the related depositary in the registered name or names furnished by the holder, and, in case such exercise is in part only, a new Warrant

Instrument of like tenor, representing the remaining outstanding Warrants of the holder, shall be delivered by the Warrant Agent to the holder hereof. The Trustee shall cause the delivery of such portion of the Term Assets to the holder or its nominee no later than 1:00 p.m. on the applicable Call Date in accordance with Section 9(a) of the Trust Agreement.

                  Section 1.3 Cancellation and Destruction of Warrant Instrument. All Warrant Instruments surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section 1.1, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Warrant Instrument shall be issued in lieu thereof. Any Warrant Instrument as to which notice of its exercise is given to the Warrant Agent pursuant to Section 1.1, but which is not exercised in accordance with Section 1.1 (including, without limitation, by reason of giving notice of exercise when not permitted by clause (a) of Section 1.1 or failure to make payment of the applicable Call Price), shall be surrendered by the holder thereof to the Warrant Agent, and if not so surrendered, shall be deemed to have been surrendered and cancelled for all purposes. Any prospective transferee of this Warrant Instrument shall be obligated, prior to accepting transfer, to inquire of the Warrant Agent whether this Warrant Instrument or any Warrant represented hereby has been deemed cancelled. The Warrant Agent shall destroy all cancelled Warrants Instruments.

                  Section 1.4 No Rights as Holder of Term Assets Conferred by Warrants. Prior to the exercise hereof, this Warrant Instrument shall not entitle the holder hereof to any of the rights of a holder of the Term Assets, including, without limitation, the right to receive the payment of any amount on or in respect of the Term Assets or to enforce any of the covenants of the Trust Agreement.

                  Section 1.5 Certificate Asset Coverage Calculation. The face amount of Treasury STRIPS purchased by the holder hereof on any Call Date on which less than all the Warrants are exercised shall be equal to the difference, for each Treasury STRIP maturing after such Call Date, between (i) the face amount of all the Treasury STRIPS owned by the Trust on the date immediately preceding such Call Date, including the Treasury STRIPS in excess of the amount required to make all future scheduled distributions to Certif-icateholders, and
(ii) the Remaining Treasury STRIPS as calculated on such Call Date. The face amount of each Treasury STRIP remaining in the Trust after a Call Date on which less than all the Warrants have been exercised (the "Remaining Treasury STRIPS") shall be equal, for each Treasury STRIP maturing after such Call Date, to the sum, rounded up to the nearest multiple of $1,000, of (1) the product of (i) a fraction, the numerator of which is equal to the number of Warrants originally issued minus the number of Warrants exercised and settled on previous Call Dates (i.e., excluding any Warrant exercised as to which the holder thereof failed in its obligation to pay the Call Price) minus the number of Warrants being exercised on such Call Date (excluding any such Warrants as to which the holder thereof has failed in its obligation to pay the Call Price) and the denominator of which is 50 (the number of Warrants initially issued as of the Closing Date) and (ii) the face amount of all the Treasury STRIPS owned by the Trust on the day immediately preceding such Call Date other than those needed to pay the Trustee Defeasance Fees (as listed in Schedule 2 of the Trust Agreement) and (2) the Trustee Defeasance Fees (as listed in Schedule 2 of the Trust Agreement) corresponding to the maturity dates of such Treasury STRIPS.

                              ARTICLE II

                       Restrictions on Transfer

                  Section 2.1 Restrictive Legends. Except as otherwise permitted by this Article II, each Warrant Instrument (including each Warrant Instrument issued upon the transfer of any Warrant Instrument) shall be issued with a legend in substantially the following form:

                  "This Warrant Instrument has not been, and the Warrants represented hereby have not been, registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under such Act. This Warrant Instrument and any Warrant represented hereby may be transferred only in compliance with the conditions specified in this Warrant Instrument."

                  Section 2.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Warrant Instrument or portion thereof, the holder hereof will give 5 Business Days' (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such holder's intention to effect such transfer and to comply in all other respects with this
Section 2.2. Each transfer of a portion of a Warrant Instrument must be for a whole number of Warrants. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel for the holder to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. If (A) in the opinion of such counsel for the holder the proposed transfer may be effected without registration of such Warrant Instrument under the Securities Act (such opinion stating the basis for such determination) and (B) such opinion is in form and substance satisfactory to the Depositor and the Warrant Agent, such holder shall thereupon be entitled to transfer such Warrant Instrument in accordance with the terms of the notice delivered by such holder to the Warrant Agent. Each instrument representing such Warrant Instrument or portion thereof issued upon or in connection with such transfer shall bear the restrictive legend required by Section 2.1, unless the Warrant Agent shall have received an opinion of counsel satisfactory to the

Warrant Agent and the Depositor that such legend is no longer required to ensure compliance with the Securities Act.

                              ARTICLE III

   Registration and Transfer of Warrant Instruments, etc.

                  Section 3.1 Warrant Register; Ownership of Warrant Instruments. The Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Warrant Instruments and the registration of transfers of Warrant Instruments representing whole numbers of Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Warrant Instrument is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary.

                  Section 3.2 Transfer and Exchange of Warrant Instruments. Upon surrender of any Warrant Instrument for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Article II) execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Warrant Instrument of like tenor and evidencing a like whole number of Warrants, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes or government charges) may direct.

                  Section 3.3 Replacement of Warrant Instruments. Upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Warrant Instrument and, in the case of any such loss, theft or destruction of any Warrant Instrument, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Warrant Instrument for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Warrant Instrument of like tenor bearing a number not contemporaneously outstanding.

                  Section 3.4 Execution and Delivery of Warrant Instruments by Trustee. The Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Warrant Instruments issued in accordance with Section 1.2 or this Article III as the Warrant Agent shall request in accordance herewith.

                              ARTICLE IV

                              Definitions

                  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:


                  Accreted Value: On each Call Date, for each Treasury STRIP, an amount calculated by accreting the Initial Present Value of such Treasury STRIP to such current Call Date at a rate equal, for each Interest Accrual Period, to the Pass-Through Rate on the Certificates applicable to such Interest Accrual Period.

                  Allocable Value: On each Call Date, for each Treasury Note, its face amount, and for each Treasury STRIP maturing after such Call Date, its Accreted Value.

                  Business Day:  As defined in the Trust Agreement.

                  Call Date: The fifteenth day of each February and August, or if any such date is not a Business Day, then the next succeeding Business Day, commencing August 15, 1996, and ending February 15, 2005.

                  Call Price: In aggregate, $1,000,000 per Warrant exercised, which amount is allocable to each of the Term Assets purchased in proportion to such Term Asset's respective Allocable Value as of the applicable Call Date.

                  Certificates: The Structured Treasury Escalating Pass-Through Certificates, Series 1 issued pursuant to the Trust Agreement.

                  Closing Date: March 29, 1995.

                  Depositor: As defined in the introduction to this Warrant Instrument, or any successor thereto under the Trust
Agreement.

                  Initial Present Value: For each Treasury STRIP, an amount calculated as of the Closing Date by discounting the face amount of such Treasury STRIP at a rate equal, for each Interest Accrual Period, to the Pass-Through Rate on the Certificates applicable to such Interest Accrual Period.

                  Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  Rating Agencies: Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and any successor to either of the foregoing.

                  Remaining Treasury STRIPS:  As defined in Section
1.5 hereof.

                  Responsible Officer:  As defined in the Trust
Agreement.

                  Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  Term Assets:  The Treasury Notes and Treasury
STRIPS.

                  Treasury Notes: The United States Treasury Notes identified on Schedule 1 hereto.

                  Treasury STRIPS: The "stripped" interest payments on United States Treasury Bonds which have been created pursuant to the Department of Treasury's Separate Trading of Registered Interest and Principal of Securities Program and which are identified on Schedule 1 hereto.

                  Trust: As defined in the introduction to this Warrant Instrument.

                  Trust Agreement: The Trust Agreement dated as of March 29, 1995, between the Depositor and the Trustee, as supplemented by the Series 1 Supplement dated as of March 29, 1995, between the Depositor and the Trustee, as the same may be amended or modified from time to time.

                  Trustee: As defined in the introduction to this Warrant, or any successor thereto under the Trust Agreement.

                  Warrant: The right to purchase, on a pro rata basis, an aggregate of $1,000,000 in Allocable Value.

                  Warrant Agent: Bankers Trust Company, a New York banking corporation, in its capacity as warrant agent hereunder, or any successor thereto hereunder.

                  Warrant Instrument: As defined in the introduc-tion to this Warrant Instrument.

                               ARTICLE V

                             Warrant Agent

                  Section 5.1 Limitation on Liability. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Warrant Instruments in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

                  Section 5.2 Duties of Warrant Agent. The Warrant Agent undertakes only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each holder of a Warrant Instrument shall be bound:

                  (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Depositor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

                  (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Depositor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President of the Depositor or a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

                  (c) The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith.

                  (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust and the Depositor only.

                  (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of this Warrant Instrument or the execution and delivery hereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in this Warrant Instrument; nor shall it by any act hereunder be deemed to make any representation or warranty as to the Term Assets to be purchased hereunder.

                  (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President of the Depositor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                  (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Instruments or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Depositor or for any other legal entity.

                  (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

                  (i) The Warrant Agent shall act solely as the agent of the Trust hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Warrant Instrument against the Warrant Agent, whose duties shall be determined solely by the express provisions hereof.

                  (j) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Call Price or to the kind and amount of property receivable by holders of Warrant Instruments upon the exercise thereof.

                  (k) The Warrant Agent shall not be responsible for any failure on the part of the Trust to comply with any of its covenants and obligations contained herein.

                  (l) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Depositor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Warrant Instrument.

                  (m) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

                  Section 5.3        Change of Warrant Agent.  The Warrant


Agent may resign and be discharged from its duties hereunder upon 30 days' notice in writing mailed to the Depositor and the Trustee by registered or certified mail, and to the holders of the Warrant Instruments by first-class mail at the expense of the Depositor, provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Depositor may remove the Warrant Agent or any successor Warrant Agent upon 30 days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the holders of the Warrant Instruments by first-class mail, provided that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Depositor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Depositor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Depositor shall fail to make such appointment of a permanent successor within a period of 30 days after such removal or within 60 days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Instrument, then the Warrant Agent or registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by each Rating Agency.


                              ARTICLE VI

                             Miscellaneous

                  Section 6.1 Remedies. The remedies at law of the holder of this Warrant Instrument in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of this Warrant Instrument are not and will not be adequate and, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  Section 6.2 Limitation on Liabilities of Holder. Nothing contained in this Warrant Instrument shall be construed as imposing any obligation on the holder hereof to purchase any of the Term Assets except in accordance with the terms hereof.

                  Section 6.3 Notices. All notices and other communications under this Warrant Instrument shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Warrant Instrument, at the registered address of such holder as set forth in the register kept by the Warrant Agent, or (b) if to the Warrant Agent, to Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group or to such other address notice of which the Warrant Agent shall have given to the holder hereof and the Trustee or (c) if to the Trust or the Trustee, to the Corporate Trust Office (as set forth in the Trust Agreement), provided that the exercise of any Warrant Instrument shall be effective in the manner provided in Article I.

                  Section 6.4 Amendment. (a) This Warrant Instrument may be amended from time to time by the Depositor, the Trustee and the Warrant Agent without the consent of the holder hereof, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not alter the status of the Trust as a grantor trust under the Code, for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under this Warrant which shall not adversely affect in any material respect the interests of the holder hereof or any holder of a Certificate; or
(ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than Bankers Trust Company.

                  (b) Without limiting the generality of the foregoing, this Warrant Instrument may also be modified or amended from time to time by the Depositor, the Trustee and the Warrant Agent with the consent of the holders of 66-2/3% of the Warrants, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Instrument or of modifying in any manner the rights of the holders of Warrant Instrument; provided, however, that no such amendment shall (i) adversely affect in any material respect the interests of holders of Certificates without the consent of the holders of Certificates evidencing not less than the Required Per-centage-Amendment of the aggregate Voting Rights of such affected Certificates (as such terms are defined in the Trust Agreement) and without written confirmation from each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates, (ii) alter the dates on which Warrants are exercisable or the amounts payable upon exercise of a Warrant without the consent of the holders of Certificates evidencing not less than 100% of the aggregate Voting Rights of such affected Certificates and the holders of 100% of the affected Warrants or (iii) reduce the percentage of aggregate Voting Rights required by (i) or (ii) without the consent of the holders of all such affected Certificates. Notwithstanding any other provision of this Warrant, this Section 6.4(b) shall not be amended without the consent of the holders of 100% of the affected Warrants.

                  (c) Promptly after the execution of any such amendment or

modification, the Warrant Agent shall furnish a copy of such amendment or modification to each holder of a Warrant Instrument, to each holder of a Certificate and to the Rating Agencies. It shall not be necessary for the consent of holders of Warrants or Certificates under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe.

                  Section 6.5 Expiration. The right to exercise this Warrant Instrument shall expire on the earliest to occur of (a) the cancellation or deemed cancellation hereof, (b) the surrender of this Warrant Instrument in full to the Warrant Agent, in conjunction with the exercise of the Depositor's exchange right under the Trust Agreement, (c) the termination of the Trust Agreement, (d) the liquidation, disposition or maturity of all of the Term Assets, (e) the end of the day on the final Call Date or (f) a payment default on any of the Term Assets.

                  Section 6.6 Descriptive Headings. The headings in this Warrant Instrument are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  Section 6.7 GOVERNING LAW. THIS WARRANT INSTRUMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  Section 6.8 Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Trust, the Trustee or the Warrant Agent with respect to this Warrant Instrument may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Warrant Instrument, the Trustee on behalf of the Trust and the Warrant Agent (a) accept, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agree that the Trust and the Trustee and the Warrant Agent shall be bound by any judgment rendered thereby in connection with this Warrant Instrument, subject to any rights of appeal, and (b) irrevocably waive any objection that the Trust or the Trustee or the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

                  Section 6.9 Nonpetition Covenant. Each of the holder of this Warrant Instrument by its acceptance hereof and the Warrant Agent agrees that it shall not (and, in the case of the holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Certificates and all other securities issued by the Trust, the

Depositor or entities formed, established or settled by the Depositor, acquiesce, petition or otherwise invoke or cause the Trust, the Depositor, any such other entity or the Trustee to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Depositor or any such other entity under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Depositor or any such other entity or all or any part of the property or assets of Trust, the Depositor or any such other entity or ordering the winding up or liquidation of the affairs of the Trust, the Depositor or any such other entity.

                  Section 6.10 Covenant of Trustee. The Trustee shall not amend the Trust Agreement or sell Term Assets or declare a Trust Termination Event except in accordance with the provisions of the Trust Agreement.

                                      TIERS TRUST 1

                                      By:  BANKERS TRUST COMPANY,
                                           as Trustee,

                                      By:--------------------------------

                                         Title: Assistant Vice President

                                      BANKERS TRUST COMPANY,
                                           as Warrant Agent,

                                      By:-------------------------------
                                         Title: Assistant Vice President

                         FORM OF SUBSCRIPTION

            [To be executed only upon exercise of Warrants]

To TIERS Trust 1

The undersigned registered holder of the within Warrant Instrument, having previously given notice thereof in accordance with the terms of the Warrant Instrument, hereby irrevocably exercises ______________ Warrant(s) for, and purchases pursuant thereto, the Term Assets receivable upon such exercise, and herewith makes payment of $ [$1,000,000 per Warrant] therefor, and requests that such Term Assets be transferred to _______________________ [insert information required for transfer of Term Assets].

Dated:                              -------------------------------------
                                    (Signature must conform in all respects
                                    to name of holder as specified on the
                                    face of Warrant)

                                    -------------------------------------
                                             (Street Address)

                                    -------------------------------------
                                          (City)(State)(Zip Code)

                          FORM OF ASSIGNMENT

       [To be executed only upon transfer of Warrant Instrument]

For value received, the undersigned registered holder of the within Warrant Instrument hereby sells, assigns and transfers unto ________________________ the __________ Warrant(s) [Must be whole number] to purchase Term Assets to which such Warrant Instrument relates, and appoints _______________________ Attorney to make such transfer on the books of the Warrant Agent maintained for such purpose, with full power of substitution in the premises.

Dated:                                 -------------------------------------
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of Warrant)



                                        -------------------------------------
                                                   (Street Address)
                                               (City)(State)(Zip Code)

Signed in the presence of:


-------------------------------------

                                                             Schedule 1

                        Schedule of Treasury Securities


    Treasury                                                  Face
    Security      Maturity           Coupon       CUSIP      Amount
---------------------------------------------------------------------------
Treasury STRIP  August 15, 1995        0.00%    912820AD9    $51,000
Treasury STRIP  February 15, 1996      0.00%    912820AF4    491,000
Treasury STRIP  August 15, 1996        0.00%    912833BU3    503,000
Treasury STRIP  February 15, 1997      0.00%    912833BV1    503,000
Treasury STRIP  August 15, 1997        0.00%    912833BW9    516,000
Treasury STRIP  February 15, 1998      0.00%    912833BX7    516,000
Treasury STRIP  August 15, 1998        0.00%    912833BY5    541,000
Treasury STRIP  February 15, 1999      0.00%    912833BZ2    541,000
Treasury STRIP  August 15, 1999        0.00%    912833CA6    566,000
Treasury STRIP  February 15, 2000      0.00%    912820AV9    566,000
Treasury STRIP  August 15, 2000        0.00%    912820AX5    591,000
Treasury STRIP  February 15, 2001      0.00%    912833CD0    591,000
Treasury STRIP  August 15, 2001        0.00%    912833CE8    616,000
Treasury STRIP  February 15, 2002      0.00%    912833CF5    616,000
Treasury STRIP  August 15, 2002        0.00%    912833CG3    641,000
Treasury STRIP  February 15, 2003      0.00%    912820BF3    641,000
Treasury STRIP  August 15, 2003        0.00%    912833CJ7    678,000
Treasury STRIP  February 15, 2004      0.00%    912833CK4    678,000
Treasury STRIP  August 15, 2004        0.00%    912833CL2    741,000
Treasury STRIP  February 15, 2005      0.00%    912833CM0 15,741,000
Treasury Note   February 15, 2005      7.50%    912827S86 35,000,000
---------------------------------------------------------------------------
                                                    Total 61,328,000

                                                            Schedule 1


                        Schedule of Treasury Securities

    Treasury                                                  Face
    Security      Maturity           Coupon       CUSIP      Amount
---------------------------------------------------------------------------
Treasury STRIP  August 15, 1995        0.00%    912820AD9    $51,000
Treasury STRIP  February 15, 1996      0.00%    912820AF4    491,000
Treasury STRIP  August 15, 1996        0.00%    912833BU3    503,000
Treasury STRIP  February 15, 1997      0.00%    912833BV1    503,000
Treasury STRIP  August 15, 1997        0.00%    912833BW9    516,000
Treasury STRIP  February 15, 1998      0.00%    912833BX7    516,000
Treasury STRIP  August 15, 1998        0.00%    912833BY5    541,000
Treasury STRIP  February 15, 1999      0.00%    912833BZ2    541,000
Treasury STRIP  August 15, 1999        0.00%    912833CA6    566,000
Treasury STRIP  February 15, 2000      0.00%    912820AV9    566,000
Treasury STRIP  August 15, 2000        0.00%    912820AX5    591,000
Treasury STRIP  February 15, 2001      0.00%    912833CD0    591,000
Treasury STRIP  August 15, 2001        0.00%    912833CE8    616,000
Treasury STRIP  February 15, 2002      0.00%    912833CF5    616,000
Treasury STRIP  August 15, 2002        0.00%    912833CG3    641,000
Treasury STRIP  February 15, 2003      0.00%    912820BF3    641,000
Treasury STRIP  August 15, 2003        0.00%    912833CJ7    678,000
Treasury STRIP  February 15, 2004      0.00%    912833CK4    678,000
Treasury STRIP  August 15, 2004        0.00%    912833CL2    741,000
Treasury STRIP  February 15, 2005      0.00%    912833CM0 15,741,000
Treasury Note   February 15, 2005      7.50%    912827S86 35,000,000
---------------------------------------------------------------------------
                                                    Total 61,328,000

                                                                 Schedule 2

                       Schedule of Defeased Trustee Fees



                                                 Defeased
                          Distribution           Trustee
                               Date                Fees
                      -------------------------------------
                      August 15, 1995            $3,500
                      February 15, 1996           3,500
                      August 15, 1996             3,000
                      February 15, 1997           3,000
                      August 15, 1997             3,500
                      February 15, 1998           3,500
                      August 15, 1998             3,500
                      February 15, 1999           3,500
                      August 15, 1999             3,500
                      February 15, 2000           3,500
                      August 15, 2000             3,500
                      February 15, 2001           3,500
                      August 15, 2001             3,500
                      February 15, 2002           3,500
                      August 15, 2002             3,500
                      February 15, 2003           3,500
                      August 15, 2003             3,000
                      February 15, 2004           3,000
                      August 15, 2004             3,500
                      February 15, 2005           3,500
                      ---------------------------------
                                      Total      68,000